                                                                    EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER


                                     among


                            HELLER FINANCIAL, INC.,


                      HEALTHCARE FINANCIAL PARTNERS, INC.


                                      and


                                   HF5, INC.



                          Dated as of April 19, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                   THE MERGER

1.1   The Merger.........................................................     1
1.2   Closing............................................................     2
1.3   Effective Time.....................................................     2
1.4   Effects of the Merger..............................................     2
1.5   Certificate of Incorporation.......................................     2
1.6   Bylaws.............................................................     2
1.7   Directors and Officers.............................................     2
1.8   Tax Consequences...................................................     2

                                   ARTICLE II

                   MERGER CONSIDERATION; EXCHANGE PROCEDURES

2.1   Merger Consideration...............................................     2
2.2   Election Procedures................................................     3
2.3   Rights as Stockholders; Stock Transfers............................     6
2.4   Fractional Shares..................................................     6
2.5   Exchange Procedures................................................     7
2.6   Dissenting Stockholders............................................     8
2.7   Anti-Dilution Provisions...........................................     8
2.8   Treasury Shares....................................................     8
2.9   Options............................................................     8

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF HFP

3.1   [Reserved].........................................................     9
3.2   HFP Material Adverse Effect........................................     9
3.3   Representations and Warranties of HFP..............................     9
3.4   Organization, Powers and Qualifications............................     9
3.5   Subsidiaries.......................................................    10
3.6   Capital Stock......................................................    11
3.7   Certificate, Bylaws, Minute Books and Records......................    11
3.8   Authority; Binding Effect..........................................    12
3.9   No Conflict; Approvals.............................................    12
3.10  Governmental Consents and Approvals................................    12
3.11  SEC Reports........................................................    13

3.12  Financial Statements...............................................    13
3.13  Absence of Certain Changes.........................................    14
3.14  Indebtedness; Absence of Undisclosed Liabilities...................    15
3.15  Assets.............................................................    15
3.16  Contracts..........................................................    15
3.17  Financing Transactions.............................................    16
3.18  Securitization and Other Debt Facilities...........................    18
3.19  Authorizations; Compliance with Law................................    18
3.20  Taxes..............................................................    19
3.21  Absence of Litigation; Claims......................................    21
3.22  Employee Benefit Plans; Employment Agreements......................    21
3.23  Labor Matters......................................................    23
3.24  Environmental Liability............................................    24
3.25  No Default.........................................................    26
3.26  Intellectual Property..............................................    26
3.27  Regulatory Matters.................................................    27
3.28  Registration Statement; Proxy Statement/Prospectus.................    27
3.29  Board Action; Vote Required........................................    28
3.30  Year 2000..........................................................    28
3.31  Affiliates.........................................................    28
3.32  Opinion of Financial Advisor.......................................    29
3.33  Brokers and Finders................................................    29
3.34  Investment Company Act.............................................    29
3.35  HealthCare Financial Partners REIT.................................    29
3.36  Tax and Regulatory Matters.........................................    30

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF HELLER AND MERGER CO.

4.1   [Reserved].........................................................    30
4.2   Heller Material Adverse Effect.....................................    30
4.3   Representations and Warranties of Heller and Merger Co.............    30
4.4   Organization and Powers............................................    30
4.5   Authority; Binding Effect..........................................    30
4.6   No Conflict; Approvals.............................................    31
4.7   Governmental Consents and Approvals................................    31
4.8   Capital Stock......................................................    31
4.9   Registration Statement; Proxy Statement/Prospectus.................    32
4.10  SEC Reports........................................................    32
4.11  Financial Statements...............................................    33
4.12  Absence of Certain Changes.........................................    33
4.13  Absence of Litigation; Claims......................................    33
4.14  Compliance with Law................................................    33
4.15  Brokers and Finders................................................    33
4.17  Accounting, Tax and Regulatory Matters.............................    33

4.17  Financing..........................................................    34





                                   ARTICLE V

                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

5.1   Conduct of Business Prior to the Effective Time....................    34
5.2   Forbearances.......................................................    34

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

6.1   Access and Information.............................................    37
6.2   Registration Statement; Regulatory Matters.........................    37
6.3   Stockholder Approval...............................................    39
6.4   Current Information................................................    39
6.5   Agreements of Affiliates...........................................    39
6.6   Expenses...........................................................    40
6.7   Miscellaneous Agreements and Consents..............................    40
6.8   Employee Matters...................................................    40
6.9   D&O Indemnification................................................    40
6.10  Press Releases.....................................................    42
6.11  Insurance..........................................................    43
6.12  Additional Actions.................................................    43
6.13  No Solicitation....................................................    43
6.14  Year 200 Compliance................................................    44
6.15  Continuation of Management.........................................    44

                                  ARTICLE VII

                                   CONDITIONS

7.1   Conditions to Each Party's Obligation to Effect the Merger.........    44
7.2   Conditions to Obligations of HFP to Effect the Merger..............    45
7.3   Conditions to Obligations of Heller to Effect the Merger...........    45

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

8.1   Termination........................................................    46
8.2   Effect of Termination and Abandonment..............................    47
8.3   Amendment..........................................................    47
8.4   Severability.......................................................    48
8.5   Waiver.............................................................    48

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.1   Non-Survival of Representations, Warranties and Agreements.........    48
9.2   Notices............................................................    48
9.3   Interpretation.....................................................    49
9.4   Miscellaneous......................................................    50
9.5   Legal Fees and Costs...............................................    50

EXHIBITS

Exhibit A  Form of Option Agreement
Exhibit B  Form of HFP Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 19, 1999 by and among Heller Financial Inc., a Delaware corporation ("Heller"), HealthCare Financial Partners, Inc., a Delaware corporation ("HFP"), and HF5, Inc. ("Merger Co."), a Delaware corporation and a wholly-owned subsidiary of Heller.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Boards of Directors of Heller, HFP and Merger Co. have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which HFP will, subject to the terms and conditions set forth herein, merge with and into Merger Co. (the "Merger") so that Merger Co. is the surviving corporation in the Merger; and

          WHEREAS, in connection with and immediately prior to the execution and delivery of this Agreement, and as a condition to Heller's willingness to enter into this Agreement, HFP and Heller are entering into a Stock Option Agreement (the "Option Agreement"); and

          WHEREAS, the parties desire to provide for certain conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and intending to be legally bound thereby, the parties agree as follows:

                                   ARTICLE I
                                   ---------

                                   THE MERGER



    Section 1.1.    The Merger.    Subject to the terms and conditions of this
                    ----------
Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.3 of this Agreement) HFP shall merge with and into Merger Co. Merger Co. shall be the surviving corporation in the Merger, and shall be governed by the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of HFP shall terminate. Merger Co., in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." Merger Co. will own all rights to the name "HealthCare Financial Partners" after the Closing (as defined in Section 1.2), and reserves the right to change the name of the Surviving Corporation at the Closing or immediately thereafter.

    Section 1.2.    Closing.   The closing of the Merger (the "Closing") will
                    -------
take place two business days after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing) set forth in Article VII (the "Closing Date") or at such other time and date as the parties may agree. The Closing shall be held at 10:00 a.m. at the offices of Wachtell, Lipton, Rosen & Katz or such other place as the parties may agree.

    Section 1.3.    Effective Time.    The Merger shall become effective as set
                    --------------
forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as agreed by the parties and set forth in the Certificate of Merger.

    Section 1.4.    Effects of the Merger.     At and after the Effective Time,
                    ---------------------
the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

    Section 1.5.    Certificate of Incorporation.    The Certificate of
                    ----------------------------
Incorporation of Merger Co. as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance thereto and with applicable law.

    Section 1.6.    Bylaws.    The bylaws of Merger Co. as in effect immediately
                    ------
prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended thereto, in accordance with the Certificate of Incorporation of the Surviving Corporation and with applicable law.

    Section 1.7.    Directors and Officers.   From and after the Effective Time,
                    ----------------------
the directors of Merger Co. shall be the directors of the Surviving Corporation and the officers of HFP shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified. Prior to the Effective Time, HFP shall deliver to Heller evidence satisfactory to Heller of the resignations of each of the directors of HFP, such resignations to be effective as of the Effective Time.

    Section 1.8.    Tax Consequences.    It is intended that the Merger shall
                    ----------------
constitute a "reorganization" within the meaning of Section 368(a) of the Code.


                                   ARTICLE II
                                   ----------

                   MERGER CONSIDERATION; EXCHANGE PROCEDURES



    Section 2.1.    Merger Consideration.    Subject to the provisions of this
                    --------------------
Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

          (a) Outstanding HFP Company Stock. (i) Each share (excluding (i) shares held by HFP or any of its Subsidiaries or by Heller or any of its Subsidiaries, in each case other than shares held in a fiduciary capacity that are beneficially owned by third parties, shares held as a result of debts previously contracted, or treasury shares (collectively, "Treasury Shares") and (ii) Dissenting Shares (as defined herein)) of the common stock, par value $.01 per share, of HFP ("HFP Common Stock"), issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive, at the election of the holder thereof as provided in Section 2.2 (and subject to the provisions thereof), either:

          (A) the Per Share Consideration Value payable in cash (the "Per Share Cash Consideration"), or

          (B) that number of shares of common stock, Class A, par value $0.25 per share ("Heller Common Stock"), of Heller equal to the Exchange Ratio (the "Per Share Stock Consideration").

          (ii) "Exchange Ratio" shall, subject to Section 2.7, equal the Per Share Consideration Value divided by the Average NYSE Closing Price.

          (iii) "Average NYSE Closing Price" shall mean the arithmetic mean (carried to four decimal places) of the closing prices per share of Heller Common Stock as reported on the NYSE Common Tape (as reported in The Wall Street
                                                                 ---------------
Journal or, if not reported therein, in another mutually agreed upon
-------
authoritative source) for the ten NYSE trading days ending on (and including) the fifth trading day immediately preceding the Election Deadline.

          (iv)  "Per Share Consideration Value" shall be equal to:

                 (A) if the Average NYSE Closing Price is $31.12 or more,
                     $36.19;

                 (B) if the Average NYSE Closing Price is at least $28.73 but less than $31.12:
                                                                      $35
                 (0.59 * 35) + (0.41 * Average NYSE Closing Price *  ------ );
                                                                     $28.73

                 (C) if the Average NYSE Closing Price is less than $28.73 but greater than $21.54, $35; or

                 (D)  if the Average NYSE Closing Price is $21.54 or less:

                                                                      $35
                 (0.59 * 35) + (0.41 * Average NYSE Closing Price *  ------ ).
                                                                     $21.54


          (b) Outstanding Merger Co. Common Stock. Each share of the common stock of Merger Co. ("Merger Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding as common stock of the Surviving Corporation.

    Section 2.2.    Election Procedures.  (a)  Holders of the HFP Common Stock
                    -------------------
shall be provided with an opportunity to elect to receive, in respect of each issued and outstanding share of

HFP Common Stock held by such holder immediately prior to the Effective Time other than Dissenting Shares, either the Per Share Cash Consideration or the Per Share Stock Consideration, in accordance with and subject to the election and proration procedures set forth below in this Section 2.2.

          (b) Such number of election forms as the parties hereto may mutually agree prior to the Mailing Date (as defined herein) and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing HFP Common Stock ("Old Certificates") shall pass, only upon proper delivery of such Old Certificates to an exchange agent designated by Heller and reasonably acceptable to HFP (the "Exchange Agent")) in such form as Heller and HFP shall mutually agree ("Election Form") shall be mailed 25 days prior to the anticipated Effective Time (the "Mailing Date") to each holder of record of HFP Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date"). Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of HFP Common Stock to elect to receive the Per Share Stock Consideration with respect to all of such holder's HFP Common Stock ("Stock Election Shares") listed on such Election Form, to elect to receive the Per Share Cash Consideration with respect to all of such holder's HFP Common Stock ("Cash Election Shares") listed on such Election Form or to indicate that such holder makes no election ("No Election Shares").

          (c) Any shares of HFP Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 20th day following the Mailing Date (or such other time and date as Heller and HFP may mutually agree) (the "Election Deadline") shall be deemed to be No Election Shares.

          (d) Heller shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of HFP Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline, and HFP shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

          (e) Any election contemplated by Section 2.2(a) shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of the HFP Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of HFP Common Stock represented by such Election Form shall become No Election Shares and Heller shall cause the certificates representing HFP Common Stock to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither HFP nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

          (f) Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Heller shall cause the Exchange Agent to effect the allocation among the holders of HFP Common Stock in accordance with the Election Forms as follows:

          (i) Stock Elections Less Than the Stock Amount. If the number of shares of Heller Common Stock that would be issued, upon conversion in the Merger of the Stock Election Shares is less than the product of (A) 0.41,
     (B) the Exchange Ratio as determined according to Section 2.1 and (C) the number of shares of HFP Common Stock issued and outstanding, on a fully diluted basis, as of the trading day immediately preceding the Closing Date (the "Target Share Number"), then:

              1. all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration,

              2. the Exchange Agent shall allocate pro rata first from among the holders of No Election Shares and then (if necessary) pro rata from among the Cash Election Shares (such No Election Shares and Cash Election Shares, if any, the "Stock Designated Shares") a sufficient number of shares of Heller Common Stock such that the number of shares of Heller Common Stock that will be issued in the Merger equals as closely as practicable, but in no event less than the Target Share Number, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration pursuant to the procedures applicable to Stock Election Shares, and

              3. the Cash Election Shares and the No Election Shares which are not Stock Designated Shares shall be converted into the right to receive the Per Share Cash Consideration.

          (ii) Stock Elections More Than the Stock Amount. If the number of shares of Heller Common Stock that would be issued upon the conversion in the Merger of the Stock Election Shares is greater than the Target Share Number, then:


              1. all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration,

              2. the Exchange Agent shall allocate pro rata first from among the holders of No Election Shares and then (if necessary) pro rata from among the Stock Election Shares a sufficient number of shares (such No

                  Election Shares and Stock Election Shares, if any, the "Cash Designated Shares") such that the number of shares of Heller Common Stock that will be issued in the Merger shall be reduced to the Target Share Number, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration pursuant to the procedures applicable to Cash Election Shares, and

              3. the Stock Election Shares which are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.

          (iii) Stock Elections Equal to the Stock Amount. If the number of shares of Heller Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares equals the Target Share Number, all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration and all Cash Election Shares and No Election Shares shall be converted into the right to receive the Per Share Cash Consideration.

          (g) Notwithstanding anything in this Article II to the contrary, the number of shares of HFP Common Stock to be converted into the right to receive the Per Share Stock Consideration in the Merger shall be that which is sufficient in order for the ratio of (i) the closing price per share of Heller Common Stock on the Closing Date times the aggregate number of shares of Heller Common Stock to be issued as Per Share Stock Consideration pursuant to Section 2.2(f) , to (ii) the sum of (x) the amount set forth in the preceding clause (i) plus (y) the aggregate Per Share Cash Consideration to be issued pursuant to
Section 2.2(f) plus (z) the number of Dissenting Shares times the Per Share Cash Consideration, to be not less than 41%; provided, however, that to the extent any additional shares of Heller Common Stock are required to be issued pursuant to this Section 2.2(g), such shares shall be issued (A) as Per Share Stock Consideration in respect of shares that would otherwise be Cash Designated Shares (x) first, pro rata in respect of Stock Election Shares and (y) second, to the extent necessary, pro rata in respect of No Election Shares, and (B) to the extent necessary, as Per Share Stock Consideration pro rata in respect of Cash Election Shares. Any such Stock Election Shares, No Election Shares and Cash Election Shares shall henceforth be deemed to be Stock Designated Shares.

    Section 2.3.    Rights as Stockholders; Stock Transfers.    At the Effective
                    ---------------------------------------
Time, holders of HFP Common Stock shall cease to be, and shall have no rights as, stockholders of HFP, other than to receive any dividend or other distribution with respect to such HFP Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article
II. After the Effective Time, there shall be no transfers on the stock transfer books of HFP or the Surviving Corporation of shares of HFP Common Stock.

    Section 2.4.    Fractional Shares.     Notwithstanding any other provision
                    -----------------
hereof, no fractional shares of Heller Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Heller shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Heller Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (with-
out interest) determined by multiplying such fraction by the average of the last sale prices of Heller Common Stock, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not
                                              -----------------------
reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the date on which the Effective Time occurs the ("Effective Date").

    Section 2.5.    Exchange Procedures.      (a)  At or prior to the Effective
                    -------------------
Time, Heller shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, certificates representing the shares of Heller Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article II in exchange for outstanding shares of HFP Common Stock.

          (b) As promptly as practicable after the Effective Date, Heller shall send or cause to be sent to each former holder of record of shares (other than Cash Designated Shares or Dissenting Shares) of HFP Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article
II. Heller shall cause the New Certificates into which shares of a stockholder's HFP Common Stock are converted on the Effective Date and/or any check in respect of the Per Share Cash Consideration and any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of HFP Common Stock (or indemnity reasonably satisfactory to Heller and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid pursuant to this Article II upon such delivery.

          (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of HFP Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) No dividends or other distributions with respect to Heller Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of HFP Common Stock converted in the Merger into Cash Designated Shares or Stock Designated Shares until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Heller Common Stock represented by such Old Certificate.

          (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of HFP for twelve months after the Effective Time shall be paid to Heller. Any stockholders of HFP who have not theretofore complied with this
Article II shall thereafter look only to Heller for payment of the shares of Heller Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the Heller Common Stock deliverable in respect of each share of HFP Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

    Section 2.6.    Dissenting Stockholders.      (a)  "Dissenting Shares" means
                    -----------------------
any shares held by any holder of HFP Common Stock who becomes entitled to payment of the fair value of such shares under the DGCL. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that if, in accordance with the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided in this Article II (as No Election Shares).

          (b) HFP shall give Heller (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by HFP and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the DGCL. HFP shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Heller, settle or offer to settle any such demands.

    Section 2.7.    Anti-Dilution Provisions.    In the event Heller changes (or
                    ------------------------
establishes a record date for changing) the number of shares of Heller Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Heller Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

    Section 2.8.    Treasury Shares.      Each of the shares of HFP Common Stock
                    ---------------
held as Treasury Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

    Section 2.9.    Options.      Except with respect to those HFP Options (as
                    -------
defined herein) in Section A of the schedule attached hereto (the "HFP Schedule"), at the Effective Time, all employee stock options to purchase shares of HFP Common Stock (each, a "HFP Option"), which are then outstanding and unexercised, shall cease to represent a right to acquire shares of HFP Common Stock and shall be converted automatically into options to purchase shares of Heller Common Stock, and Heller shall assume each such HFP Option subject to the terms of any of the stock option plans listed under Section 3.6 of the HFP Schedule (collectively, the "HFP Stock Plans"), and the agreements evidencing grants thereunder, including but not limited to the accelerated vesting of such options which shall occur in connection with and by virtue of the Merger as and to the extent required by such plans and agreements; provided, however, that from and after the Effective Time, (i) the number of shares of Heller Common Stock purchasable upon exercise of such HFP Option shall be equal to the number of shares of HFP Common Stock that were purchasable under such HFP Option immediately prior to the Effective Time, (ii) the per share exercise price under each such HFP Option shall be adjusted by dividing the per share exercise price of each such HFP Option by the Exchange Ratio, and rounding down to the nearest cent, and (iii) each HFP Option that is so assumed by Heller shall be converted automatically into non-incentive options to purchase shares of Heller Common Stock, from options that are intended to be "incentive stock options" (as defined in Section 422 of the Code). The terms of each HFP Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Heller Common Stock on or subsequent to the Effective Date. Notwithstanding the foregoing, each HFP Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded down to the nearest cent. All options to purchase shares of HFP Common Stock, which are then outstanding under the 1996 Director Stock Option Plan and unexercised (each a "HFP Director Option"), shall be canceled and each holder of a canceled HFP Director Option shall be entitled to receive, in consideration for the cancellation of such HFP Director Option, an amount in cash equal to the product of (x) the number of shares of HFP Common Stock previously subject to such Option and (y) the excess, if any, of the Per Share Consideration Value over the exercise price per share previously subject to such HFP Director Option.

                                  ARTICLE III
                                  -----------

                     REPRESENTATIONS AND WARRANTIES OF HFP



    Section 3.1.    [Reserved]

    Section 3.2.    HFP Material Adverse Effect.      As used in this Agreement,
                    ---------------------------
"HFP Material Adverse Effect" shall mean, with respect to HFP, any change or effect that (x) is, or is reasonably likely to be, materially adverse to the business, results of operations, or financial condition of HFP and its Subsidiaries, taken as a whole or (y) would, or is reasonably likely to, materially impair the ability of HFP to perform its obligations under this Agreement or otherwise materially threaten or impede the consummation of the Merger and the other transactions contemplated by this Agreement, in either case other than any change, event or occurrence (to the extent that they do not, in any case, disproportionately affect HFP) relating to (i) the United States or global economic or financial services industry conditions generally, (ii) the United States or global securities markets in general, (iii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iv) changes in legal or regulatory conditions that affect generally the businesses in which HFP and its Subsidiaries are engaged, (v) the general level of interest rates, or (vi) financial institutions or the credit market generally.

    Section 3.3.    Representations and Warranties of HFP.     Subject to the
                    -------------------------------------
foregoing and except as set forth in the HFP Schedule, HFP hereby represents and warrants to Heller and Merger Co. as of the date of this Agreement and as of the Closing Date as set forth in Section 3.4 through 3.36 inclusive:

    Section 3.4.    Organization, Powers and Qualifications.      HFP is a
                    ---------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HFP has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith, except where any failure to have such power and authority would not, individually or in the aggregate, have a HFP Material Adverse Effect. HFP is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are listed in Section 3.4 of the HFP Schedule, except when any failure to be so qualified or in good standing would not, individually or in the aggregate, have a HFP Material Adverse Effect.

    Section 3.5.    Subsidiaries.
                    ------------

          (a) "Subsidiary" means, with respect to any party, any corporation, limited liability company, partnership, joint venture, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, except where such ownership or control results solely from such party's ownership or control of unexercised warrants or convertible debt instruments issued by such entity. As used in this Agreement, "Joint Venture" means, with respect to any party, any corporation, limited liability company, partnership, joint venture or other business association or entity in which either (i) such party or any one or more of its Subsidiaries, directly or indirectly, owns or controls more than ten percent (10%) and less than a majority of any class of the outstanding voting securities or economic interests and such securities or interests have a value of more than $1 million individually, or (ii) such party or a Subsidiary of such party is a general partner or manager.

          (b) Section 3.5 of the HFP Schedule lists each Subsidiary and each Joint Venture of HFP, the jurisdiction of its organization and the amount of its equity securities outstanding and the owners thereof. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each such Subsidiary has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and properties used in connection therewith except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. Each such Subsidiary is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are disclosed in the Section 3.5 of the HFP Schedule except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. All issued and outstanding shares of capital stock or other equity instruments of each such Subsidiary have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws, and, except as set forth in Section 3.5 of the HFP Schedule, are lawfully owned of record and beneficially by HFP or another Subsidiary free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever ("Liens").

          (c) Every "company" under the "control" of HFP, as such quoted terms are defined for purposes of 12 U.S.C. (S)(S) 1841(a)(2)(A) and 1841(a)(2)(B) and the rules and regulations of the Board of Governors of the Federal Reserve System thereunder, all as amended and heretofore judicially and administratively interpreted, other than Subsidiaries and Joint Ventures of HFP, is listed in
Section 3.5 of the HFP Schedule. HFP has previously furnished to Heller a written description of the activities of each such company that is true and correct in all material respects. The aggregate value of all securities and interests in such companies (other than Subsidiaries or Joint Ventures) owned by HFP or any of its Subsidiaries as of March 31, 1999 does not exceed $2,000,000.

    Section 3.6. Capital Stock.     HFP has authorized capital stock consisting
                 -------------
of 60,000,000 shares of HFP Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share ("HFP Preferred Stock"). As of April 14, 1999:
(i) 13,421,039 shares of HFP Common Stock were issued and outstanding, (ii) no shares of HFP Common Stock were held as treasury shares, (iii) 1,746,152 shares of HFP Common Stock were reserved for issuance under the HFP Stock Plans, and
(iv) no shares of HFP Preferred Stock were issued and outstanding. Section 3.6 of the HFP Schedule lists all holders of HFP Options, the date each HFP Option was granted, the HFP Stock Plan under which such HFP Options were granted, the number of shares of HFP Common Stock subject to each such HFP Option, the expiration date of each such HFP Option and the price at which such HFP Option may be exercised under the applicable HFP Stock Plan. Since April 14, 1999, (i) no additional shares of capital stock have been reserved for issuance by HFP,
(ii) except for issuances of HFP Common Stock upon the exercise of outstanding HFP Options listed in Section 3.6 of the HFP Schedule, there are no other shares of capital stock of HFP authorized, issued or outstanding, and (iii) no shares of HFP Common Stock came to be held by HFP as treasury shares. All of the issued and outstanding shares of HFP Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable Federal and state securities laws. No shares of capital stock issued by HFP are or were at the time of their issuance subject to preemptive rights. There are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of HFP ("HFP Capital Stock") or of any Subsidiary of HFP, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of HFP Capital Stock or the capital stock of any Subsidiary of HFP, nor is HFP or any Subsidiary of HFP subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire shares of capital stock of HFP or any such Subsidiary, in any case except as set forth in
Section 3.6 of the HFP Schedule. There are no voting trusts or other agreements or understandings to which HFP is a party, nor, to the Knowledge (as hereinafter defined) of HFP, to which any stockholder of HFP is a party, with respect to the voting of HFP Capital Stock, other than this Agreement. The term "Knowledge" with respect to HFP or Heller means the actual knowledge of any executive officer of HFP or its Subsidiaries or of Heller or its Subsidiaries, as the case may be.

    Section 3.7.    Certificate, Bylaws, Minute Books and Records.    The copies
                    ---------------------------------------------
of the amended and restated Certificate of Incorporation, as amended to date, of HFP (the "HFP Charter") and the bylaws of HFP (the "HFP Bylaws") as in effect on the date hereof, and the articles of incorporation and bylaws of its Subsidiaries, which have been made available to Heller, are true, correct and complete copies thereof as in effect on the date hereof. The minute books of HFP and its Subsidiaries, which have been made available for inspection by Heller are accurate and complete in all material respects and contain minutes of all meetings and consents in lieu of meetings of the Board of Directors (the "HFP Board") of HFP (and any committee thereof) and of the holders ("HFP Stockholders") of HFP Common Stock and the stockholders or other equity holders of the Subsidiaries of HFP since the respective dates of formation of HFP and such Subsidiaries. The books and records of HFP and each such Subsidiary, which have been made available by HFP to Heller, accurately reflect the transactions to which HFP or such Subsidiary is a party or by which their properties are subject or bound.

    Section 3.8.    Authority; Binding Effect.   HFP has all requisite corporate
                    -------------------------
power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, the HFP Charter or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and the Option Agreement and (ii) its performance of its obligations under this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby, has been taken, including the receipt of the unanimous approval by the HFP Board, except that the adoption of this Agreement must be approved by the affirmative vote of a majority of the votes of all outstanding shares of HFP Common Stock of record on the record date for the Stockholders Meeting. Each of this Agreement and the Option Agreement constitutes HFP's valid and binding agreement, enforceable against it in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity.

    Section 3.9.    No Conflict; Approvals.   Except as set forth in Section 3.9
                    ----------------------
of the HFP Schedule, the execution and delivery of this Agreement and the Option Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with the HFP Charter or HFP Bylaws or the comparable organizational documents of any of its Subsidiaries, or (ii) constitute a breach or default (or an event that, with notice or lapse of time or both, would become a breach or default), require any filing, waiver, permit, approval or consent under, or give rise to any Lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any Contract (as defined in Section 3.16) to which HFP or any Subsidiary of HFP is a party or by which it or any such Subsidiary is bound or
(iii) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section 3.10 or in Section 3.10 of the HFP Schedule, conflict with or result in a violation of any permit, concession, franchise or license or any law, statute, rule or regulation applicable to HFP or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a HFP Material Adverse Effect.

    Section 3.10.    Governmental Consents and Approvals.    Except as set forth
                     -----------------------------------
in Section 3.10 of the HFP Schedule, neither the execution and delivery of this Agreement and the Option Agreement nor the consummation of the transactions contemplated hereby and thereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any local state, federal or foreign court, administrative agency, commission or other governmental or regulatory authority, agency or instrumentality ("Governmental Entity"), except as contemplated by the Option Agreement and except for (i) the filing of the registration statement (the "Registration Statement") of Heller on Form S-4 pursuant to which shares of Heller Common Stock to be issued in the Merger will be registered with the Securities and Exchange Com-mission (the "SEC") in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (ii) the filing of the proxy statement or any supplement thereto (the "Proxy Statement") and related proxy materials with the SEC in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (iii) notification pursuant to, and expiration or termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iv) the filing and recording of the Certificate of Merger in accordance with the DGCL and (v) consents, approvals, orders, authorizations or permits the failure to obtain, or filings or notifications the failure to make, will not, individually or in the aggregate, have a HFP Material Adverse Effect.

    Section 3.11.    SEC Reports.      HFP has filed all required forms, reports
                     -----------
and documents with the SEC since January 1, 1997 (collectively, "HFP's SEC Reports"), including, without limitation, HFP's Annual Report on Form 10-K for the year ended December 31, 1998, (the "HFP 1998 Form 10-K"). HFP's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of HFP's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There have been filed as exhibits to, or incorporated by reference in, the HFP 1998 Form 10-K all contracts which, as of the date thereof, were material as described in Item 601(b) (10) of Regulation S-K, except as set forth in Section 3.11 of the HFP Schedule. HFP has heretofore delivered to Heller, in the form filed with the SEC, all of HFP's SEC Reports filed prior to the date of this Agreement. Each of the financial statements (including the related notes) included in HFP's SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of HFP and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring adjustments that have not been and are not expected to be material in amount.

    Section 3.12.    Financial Statements.
                     --------------------
          (a) HFP has delivered to Heller true and complete copies of consolidated balance sheets of HFP and its Subsidiaries at December 31, 1998 (the "Audit Date") and at December 31, 1997 and the related consolidated statements of income changes in shareholders' equity and statements of cash flow for the years then ended, together with the notes thereto, audited by Ernst & Young LLP, which have been prepared in accordance with GAAP consistently applied throughout the periods involved. Such balance sheets, including the related notes, fairly present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of HFP and its Subsidiaries at the dates indicated and such consolidated statements of income, changes in shareholders' equity and statements of cash flow fairly present the consolidated results of operations, changes in shareholders' equity and cash flow of HFP and its Subsidiaries for the periods indicated.

          (b) HFP has delivered to Heller true and complete copies of consolidated balance sheets of HFP and its Subsidiaries at March 31, 1999 and the related consolidated statements of income, changes in shareholders' equity and statements of cash flow for the three months then ended, which have been prepared in accordance with GAAP consistently applied throughout the periods involved. Such balance sheets, including the related notes, fairly present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of HFP and its Subsidiaries at the dates indicated and such consolidated statements of income, changes in shareholders' equity and statements of cash flow fairly present the consolidated results of operations, changes in shareholders' equity and cash flow of HFP and its Subsidiaries for the period indicated, subject to normal and recurring adjustments that have not been and are not expected to be material in amount.

          (c) HFP's reserves for possible loan losses, including its allowances for losses on receivables and its specific loss reserves, shown on the audited consolidated balance sheets of HFP and its Subsidiaries at December 31, 1998, filed as part of HFP's annual report to the SEC on Form 10-K for its fiscal year ended December 31, 1998 (the "HFP 1998 Balance Sheet"), and on the consolidated balance sheet of HFP and its Subsidiaries as at March 31, 1999 (the "HFP Interim 1999 Balance Sheet") were adequate in all material respects under the requirements of GAAP to provide at such dates for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding at such dates, and, to HFP's Knowledge at such dates, HFP's loan portfolio as at each of the date of the HFP 1998 Balance Sheet and the date of the HFP Interim 1999 Balance Sheet were collectible in excess of the allowances for loan losses shown thereon. To HFP's Knowledge, the reserves shown on the HFP Interim 1999 Balance Sheet, expressed as a percent of loans, neither have been nor, applying the same criteria used to determine the adequacy of the reserves shown on the HFP 1998 Balance Sheet, should be or have been materially increased since March 31, 1999, and the loans outstanding as of March 31, 1999 were, and to the extent still outstanding or added to, are, collectible in excess of the allowances for loan losses, except where the failure to collect any such loans, individually or in the aggregate, would not have a HFP Material Adverse Effect.

    Section 3.13.    Absence of Certain Changes.    Since December 31, 1998, HFP
                     --------------------------
and its Subsidiaries have conducted their business solely in the ordinary course consistent with past practice and policies and procedures. Since December 31, 1998, (i) HFP has not made any change to its or any of its Subsidiaries' accounting methods, principles or practices other than as required by GAAP nor suffered any material deterioration in the quality of its loan portfolio measured in terms of the likelihood of full and timely repayment of the loans that comprise such portfolio; and (ii) except in the ordinary course of business, consistent with past practice, neither HFP nor any of its Subsidiaries has (a) authorized, declared, set aside or paid any dividend or distribution or capital return in respect of any stock of, or other equity interest in HFP or any of its Subsidiaries; (b) increased or established any bonus, insurance, deferred compensation, severance, pension, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or increased any other compensation payable or to become payable to any employees, officers, directors or consultants of HFP or any of its Subsidiaries, which increase or establishment will result in a material liability; or (c) taken or agreed to take any other action or been subject to any other event that would, if taken after the date of this Agreement, require the prior written consent of Heller pursuant to Section 5.2 of this Agreement. Since December 31, 1998, HFP and its Subsidiaries have not been subject to any events or conditions of any character that would have a HFP Material Adverse Effect or impair the ability of HFP to perform its obligations under this Agreement or the Option Agreement or prevent or delay the consummation of any of the transactions contemplated hereby or thereby.

    Section 3.14.    Indebtedness; Absence of Undisclosed Liabilities.   Section
                     ------------------------------------------------
3.14 of the HFP Schedule discloses all material indebtedness for money borrowed by HFP or any Subsidiary thereof as of the date hereof, accurately disclosing for each such indebtedness the payee, the original principal amount of the loan, the current unpaid balance of the loan, the interest rate, the maturity date and amount of any prepayment, early termination or similar penalties that would be incurred if the loan were repaid on the date hereof. Except as set forth in
Section 3.14 of the HFP Schedule, neither HFP nor its Subsidiaries has any material indebtedness, liability or obligation of any kind (whether known or unknown, accrued, absolute, asserted or unasserted, contingent or otherwise) except (i) as and to the extent reflected, reserved against or otherwise disclosed in Section 3.14 of the HFP 1998 Balance Sheet, or (ii) for liabilities and obligations incurred subsequent to the Audit Date in the ordinary course of business consistent with past practice and policies and procedures.

    Section 3.15.    Assets.     Except as described in Section 3.15 of the HFP
                     ------
Schedule, HFP and its Subsidiaries have good and marketable title to all of their real and personal properties and assets, including, without limitation, those assets and properties reflected in the HFP 1998 Balance Sheet in the amounts and categories reflected therein, free and clear of all Liens, except
(i) the lien of current taxes not yet due and payable, (ii) properties, interests, and assets disposed of by HFP or any Subsidiary since the Audit Date solely in the ordinary course of business consistent with past practice and policies and procedures, (iii) such secured indebtedness as is disclosed in the HFP 1998 Balance Sheet covering the properties referred to therein, (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto; or (v) where any failure to have such title, individually or in the aggregate, would not have a HFP Material Adverse Effect.

    Section 3.16.    Contracts.
                     ---------
          (a) Section 3.16 of the HFP Schedule lists each contract, agreement, arrangement, lease, instrument, mortgage or commitment to which HFP or any of its Subsidiaries is a party or may be bound or to which their respective properties or assets may be subject, excluding Financing Documents (as hereinafter defined) entered into in the ordinary course of business ("Contract"), (i) which is with any present or former employee or for the employment of any person or consultant or which is a non-compete arrangement with any employee of HFP or any of its Subsidiaries; (ii) which is a severance agreement, program or policy of HFP or any such Subsidiary with or relating to its employees; (iii) under the terms of which any of the rights or obligations of a party thereto will be accelerated as a result of the transactions contemplated hereby or which contain change in control provisions; (iv) which involves a material license, or other material arrangement which relates in whole or in part to any material software, patent, trademark, trade name, service mark or copyright used by HFP or any of its Subsidiaries in the conduct of its business; (v) which is an arrangement limiting or restraining HFP or any of its Subsidiaries or any successor thereto from engaging or competing in any manner or in any business; or (vi) under which HFP or any of its Subsidiaries guarantees the payment or performance by others or in any way is or will be liable with respect to material obligations of any other person. Except for this Agreement and the Option Agreement and as listed in the HFP 1998 Form 10-K, there are no contracts or agreements other than the Contracts and the Financing Documents that are material to the business properties, assets, financial condition or results of operations of HFP, taken as a whole.

          (b) All Contracts are valid and binding and in full force and effect as to HFP on the date of this Agreement except to the extent they have previously expired in accordance with their terms. None of HFP, any of its Subsidiaries or, to HFP's Knowledge, any other parties, have violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. True and complete copies of all Contracts listed in
Section 3.16 of the HFP Schedule or listed in the HFP 1998 Form 10-K, together with all amendments thereto through the date hereof, have been delivered or made available to Heller.

    Section 3.17.    Financing Transactions.
                     ----------------------
          (a) The written list of counterparties to Financing Documents ("Borrowers") of HFP and its Subsidiaries as of April 16, 1999, previously furnished by HFP to Heller is a complete and accurate list of Borrowers of HFP and its Subsidiaries as of such date. Said list correctly and accurately sets forth as of such date the respective total lines and outstanding extensions of credit available to and made by HFP and its Subsidiaries to such Borrowers and the dates upon which HFP's and its Subsidiaries' financing contracts with such Borrowers expire.

          (b) Except as previously disclosed by HFP to Heller, HFP, directly or indirectly through its Subsidiaries, has neither extended credit nor committed to extend credit to any person which extension of credit or commitment to extend credit, together with any and all extensions of credit and commitments to extend credit by HFP and its Subsidiaries to persons related to such person, exceed $30 million. A person shall be considered related to another person if he controls, is controlled by, or is under common control with such other person, control meaning for this purpose the power to direct the management or policies of such other person, whether through the exercise of voting rights, by management contract, or otherwise.

          (c) Accurate and complete copies of the agreements, contracts, and other instruments including all modifications, waivers and amendments thereto (the "Financing Documents") entered into by HFP or any of its Subsidiaries, as the case may be, with respect to financing transactions entered into by HFP or any of its Subsidiaries with its or their clients (the "Financing Transactions"), are in the files of HFP located in its Chevy Chase, Maryland headquarters, and have been made available to Heller. Except in respect of the Financing Transac-tions described in Section 3.17 of the HFP Schedule, no Financing Documents deviate in any material respect from the standard forms of such Financing Documents previously furnished by HFP to Heller, and lockbox account agreements that conform in all material respects to the forms of the lockbox account agreements previously furnished by HFP to Heller are, to HFP's Knowledge, after due periodic investigation by HFP and its Subsidiaries consistent with their past practices, in full force and effect in respect of all outstanding Financing Transactions secured by, in whole or in part, items or services reimbursable by Medicare and/or Medicaid. The original execution copy of the Financing Documents are in the possession of HFP, a trustee under a securitization transaction, or a secured lender to HFP. HFP has caused to be filed UCC-1 financing statements or real property mortgages with respect to all or substantially all of the property pledged to HFP.

          (d) Each of the Financing Documents is valid and enforceable in accordance with its terms except as may be limited by bankruptcy laws or other similar laws affecting rights of creditors generally or general principles of commercial reasonableness; HFP and its Subsidiaries which are parties thereto are in compliance in all material respects with the provisions thereof; neither HFP nor any such Subsidiary is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, except as disclosed in Section 3.17 of the HFP Schedule; and, to HFP's Knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default by HFP or any such Subsidiary thereunder except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. Each of the Financing Documents accurately and completely describes the terms of such Financing Transaction and there have been no amendments, modifications or waivers that are not reflected therein.

          (e) With respect to each Financing Transaction in which HFP or any of its Subsidiaries has been issued securities or warrants to acquire securities, to HFP's Knowledge, each such security was issued in compliance with the requirements of the Securities Act and neither HFP nor any Subsidiary of HFP has taken any actions which would violate the restrictions imposed upon HFP or any Subsidiary of HFP in connection with such securities under the applicable securities laws, pursuant to contract or otherwise.

          (f) Each of the loans included in the Financing Transactions has been assigned a rating in accordance with HFP's internal loan rating system, which system has been made available to Heller. The weighted average loan rating under such system of all of the loans included in the Financing Transactions is 3.18 as of April 16, 1999.

          (g) Except as previously disclosed by HFP to Heller in writing, to HFP's Knowledge, (i) no Borrower (A) has petitioned or applied for, otherwise sought, consented in writing to, or filed an answer seeking the appointment of a receiver, trustee, or liquidator for itself or any substantial part of its property, or relief, including liquidation, under the Bankruptcy Code or any other insolvency law or law affecting the rights of creditors generally, (B) is unable or has admitted in writing its inability to pay its debts as they become due, (C) has made a general assignment for the benefit or creditors or offered or sought from its creditors a composition or extension, or (D) has failed to obtain within 60 days of the commencement thereof against the Borrower discharge of a petition or proceeding in bankruptcy or under any other insolvency law or law affecting the rights of creditors generally, and (ii) except as would not, individually or in the aggregate, have a HFP Material Adverse Effect, no claim, action, suit or proceeding concluded or pending against any Borrower has resulted, or, upon the written advice of counsel, is likely to result, in the invalidation, in whole or in part, of the Borrower's obligations to HFP or its Subsidiaries or the security therefor.

    Section 3.18.    Securitization and Other Debt Facilities.   Section 3.18 of
                     ----------------------------------------
the HFP Schedule identifies each of the principal agreements evidencing the arrangements pursuant to which HFP has caused certain of its loans to be conveyed to trusts for purposes of selling securities issued by such trusts (collectively, the "Securitization Agreements") and all agreements with respect to all other debt facilities and commitments used by or available to HFP or any of its Subsidiaries for the financing of HFP's or any of its Subsidiaries' operations (collectively, the "Other Debt Agreements"). Each of the representations and warranties made at any time and from time to time by HFP or any Subsidiary of HFP in the Securitization Agreements and Other Debt Agreements was true and correct when made or deemed to have been made thereunder. All loans and other assets conveyed by HFP or any of its Subsidiaries to the trusts under applicable agreements satisfy the applicable eligibility criteria and conditions set forth in the Securitization Agreements. Each of HFP and its Subsidiaries that are parties to the Securitization Agreements and Other Debt Agreements has performed its obligations and has observed and complied with those conditions and requirements applicable to it or its properties under the Securitization Agreements. No default or breach by HFP or any such Subsidiary under the Securitization Agreements and Other Debt Agreements has occurred and neither HFP nor any such Subsidiary has received notice from any party to the Securitization Agreements or Other Debt Agreements asserting or otherwise indicating that such default or breach has occurred except in each case as would not have, individually or in the aggregate, a HFP Material Adverse Effect. Neither HFP nor any Subsidiary of HFP has been required to repurchase any loans or other assets under the terms of the Securitization Agreements.

    Section 3.19.    Authorizations; Compliance with Law.
                     -----------------------------------
          (a) Except as would not have, individually or in the aggregate, a HFP Material Adverse Effect, HFP, its Subsidiaries, and all their employees, and, to HFP's Knowledge, Health Charge Corporation and its employees, in respect of services furnished by such employees for HFP, its Subsidiaries or Health Charge Corporation hold all licenses, franchises, certificates, consents, permits, approvals, certificates of public convenience and necessity, and authorizations ("Authorizations") from all Governmental Entities and other persons which are necessary for the lawful conduct in respect of HFP, its Subsidiaries and Health Charge Corporation and their respective businesses and their use and occupancy of their assets and properties in the manner heretofore and currently conducted, used and occupied and, in the case of their respective employees, such employees' services for HFP, its Subsidiaries or Health Charge Corporation. All of such Authorizations possessed by HFP, its Subsidiaries and, to the Knowledge of HFP, Health Charge Corporation are listed in Section 3.19 of the HFP Schedule and, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect, are valid, in good standing and in full force and effect and HFP, its Subsidiaries and, to the Knowledge of HFP, Health Charge Corporation have duly performed all of their respective obligations under such Authorizations. Except as would not have, individually or in the aggregate, a HFP Material Adverse Ef-fect, no event has occurred with respect to any Authorization which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other impairment of the rights of the holder of such Authorization, and no termination thereof has been, to the Knowledge of HFP, threatened; provided that with respect to Health Charge Corporation, the representation in this sentence is made to HFP's Knowledge.

          (b) Except as would not have, individually or in the aggregate, a HFP Material Adverse Effect, each of HFP, its Subsidiaries and, to the Knowledge of HFP, Health Charge Corporation is in compliance with all applicable laws, statutes, ordinances, codes, rules, regulations, orders or directives of all Governmental Entities (collectively, "Laws"), and HFP has not received any notice from any Governmental Entity within three years of the date hereof of any violation of any Law except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. To HFP's Knowledge, the entities identified in
Section 3.19(b) of the HFP Schedule have not been compensated for reimbursement consulting services in a manner that varies with the volume or dollar value of reimbursement in respect of such consulting services.

    Section 3.20.    Taxes.
                     -----
          (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by HFP or its Subsidiaries (the "Tax Returns") on or prior to the date hereof or with respect to taxable periods ending on or prior to the date hereof with respect to any federal, state, local or foreign taxes, assessments, deficiencies, fees and other governmental charges or impositions (including, without limitation, all net or gross income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, transfer, franchise, license, school, capital gains, gross receipts, withholding, property, premium, stamp, occupation, severance and any other tax or similar governmental charge or imposition (including interest, penalties or additions with respect thereto) under the laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof ("Taxes")) have been timely filed with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed except as would not have, individually or in the aggregate, a HFP Material Adverse Effect; all such Tax Returns are true, correct and complete except as would not have, individually or in the aggregate, a HFP Material Adverse Effect; and HFP or its Subsidiaries have paid all amounts shown as due on such Tax Returns except as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

          (b) The HFP 1998 Balance Sheet contains adequate accruals in accordance with GAAP for all unpaid tax liabilities of HFP and its Subsidiaries as of its Audit Date and include provision in accordance with GAAP for all deferred taxes as of such date, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

          (c) Neither HFP nor any of its Subsidiaries has received any written notice of assessment in connection with any Taxes or Tax Returns and there are no pending Tax examinations of or Tax claims asserted against HFP or any of its Subsidiaries or any of their respective assets or properties.

          (d) Neither HFP nor any of its Subsidiaries has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (other than the group the common parent of which is HFP), or a member of a combined, consolidated or unitary group for state, local or foreign tax purposes (other than a group the common parent of which is HFP or any of its Subsidiaries) and neither HFP nor any of its Subsidiaries has any liability for Taxes of any person (other than HFP and its Subsidiaries), whether under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign law), as transferee or successor, or by reason of any tax sharing or tax allocation agreement, except in each case as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

          (e) The United States federal income Tax Returns which include HFP and its Subsidiaries have been examined, and such examinations have been completed, by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including 1996.

          (f) Neither HFP nor any of its Subsidiaries is a party to any agreement, contract or arrangement that would result, on account of the transactions contemplated hereby, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or any payment that would be nondeductible under Section 162(m) of the Code, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

          (g) HFP and each of its Subsidiaries has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums; and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income Tax withholding, social security unemployment Taxes and premiums, all in compliance with the withholding Tax provisions of the Code as in effect for the applicable year and other applicable federal, state, local or foreign laws, and, in the case of clauses (i) through
(iii), except as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

          (h) None of HFP and its Subsidiaries has executed or filed with any taxing authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

          (i) None of HFP and its Subsidiaries has agreed to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Effective Time, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. Neither the Internal Revenue Service (the "IRS") nor any other agency has proposed in writing any such adjustment or change in accounting methods that affects any taxable year ending after the Effective Time. None of HFP and its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in accounting methods that related to its business or operations and that affects any taxable year ending after the Effective Time.

          (j) None of HFP and its Subsidiaries has consented to the application of Code Section 341(f).

          (k) In the past five years, none of HFP and its Subsidiaries has been a party to a transaction that has been reported as a reorganization within the meaning of Section 368, distributed a corporation in a transaction that is reported to qualify under Code Section 355 or been distributed in a transaction that is reported to qualify under Code Section 355.

          (l) None of HFP and its Subsidiaries is or ever has been a party to any tax sharing agreement or similar agreement for the sharing of tax liabilities or benefits.

          (m) None of HFP and its Subsidiaries currently has or has ever had a permanent establishment in a foreign country.

          (n) HFP is not, and during the preceding 5-year period has not been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code, and at or prior to the Effective Time HFP will provide Heller a certificate to that effect meeting the requirements of Treasury Regulations Sections 1.897-2(h) and 1.4445-2(c)(3).

          (o) HFP agrees to provide Heller in writing, within seven days of the date hereof, such information with respect to tax matters as is set forth on
Section 3.20 of the HFP Schedule.

    Section 3.21.    Absence of Litigation; Claims.     Except as set forth in
                     -----------------------------
Section 3.21 of the HFP Schedule or as would not have, individually and in the aggregate, a HFP Material Adverse Effect, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of HFP, threatened against HFP, any of its Subsidiaries or, to HFP's Knowledge, Health Charge Corporation, or any properties or rights of HFP, its Subsidiaries or, to HFP's Knowledge, Health Charge Corporation, or with respect to which any director, officer, employee or agent of HFP or any of its Subsidiaries is or may be entitled to claim indemnification from HFP, any of its Subsidiaries or, to HFP's Knowledge, Health Charge Corporation, before any Governmental Entity or arbitrator which could materially impair the ability of HFP to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against HFP or any of its Subsidiaries having or which, insofar as reasonably can be foreseen, in the future would have such effect, nor, to the Knowledge of HFP, are there any state of facts which could give rise to such a claim.

    Section 3.22.    Employee Benefit Plans; Employment Agreements.
                     ---------------------------------------------
          (a) Section 3.22 of the HFP Schedule sets forth a true and complete list of each employee or director benefit plan, arrangement or agreement, whether or not written, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, retiree medical, employment, change of control or fringe benefit plan, program or agreement (the "HFP Benefit Plans") that is or has been sponsored, maintained or contributed to by HFP or any of its Subsidiaries or by any trade or business, whether or not incorporated (a "HFP ERISA Affiliate"), all of which together with HFP would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

          (b) HFP has heretofore made available to Heller true and complete copies of each of the HFP Benefit Plans and all material related documents, including, but not limited to, (i) each writing constituting a part of such HFP Benefit Plan, including all amendments thereto; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; and (iii) the most recent determination letter from the Internal Revenue Service (if applicable) for such HFP Benefit Plan.

          (c) (i) Each of the HFP Benefit Plans has been operated and administered in all material respects with applicable laws, including, but not limited to, ERISA, the Code and, in each case, the regulations thereunder; (ii) each of the HFP Benefit Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination letter from the IRS and is so qualified, and there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan; (iii) no HFP Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; (iv) no HFP Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of HFP or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law or
(B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA); (v) no liability under Title IV of ERISA has been incurred by HFP, its Subsidiaries or any HFP ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to HFP, its Subsidiaries or any HFP ERISA Affiliate of incurring a liability thereunder except as would not have, individually or in the aggregate, a HFP Material Adverse Effect; (vi) no HFP Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (vii) all contributions or other amounts payable by HFP or its Subsidiaries as of the Effective Time with respect to each HFP Benefit Plan in respect of current or prior plan years have been timely paid, or accrued in accordance with GAAP except as would not have, individually or in the aggregate, a HFP Material Adverse Effect; (viii) neither HFP nor its Subsidiaries has engaged in a transaction in connection with which HFP or its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code; (ix) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the HFP Benefit Plans or any trusts related thereto which could reasonably be expected to result in any liability of HFP or any of its Subsidiaries except as would not have, individually or in the aggregate, a HFP Material Adverse Effect; (x) no HFP Benefit Plan impairs the sponsoring employer from amending or modifying such HFP Benefit Plan except as constrained by ERISA, the Code, the terms of such plan or the need to obtain any required participant consent; and (xi) no HFP Benefit Plan provides for the reimbursement of any excise taxes under Section 4999 of the Code or any income taxes under the Code.

          (d) There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a material liability to HFP following the Effective Date. "Controlled Group Liability" means any and all liabilities under (A) Title IV of ERISA, (B)
section 302 of ERISA, (C) sections 412 and 4971 of the Code, (D) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (E) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the HFP Benefit Plans.

          (e) Except as set forth in Section 3.22 of the HFP Schedule, all employment and consulting agreements to which HFP is a party as of the date hereof have been made available to Heller, and as of the date hereof there are no other written agreements obligating HFP to employee any individual.

    Section 3.23.    Labor Matters.    The written lists of employees of HFP and
                     -------------
its Subsidiaries as of December 31, 1998, and as of April 16, 1999, previously furnished by HFP to Heller are each complete and accurate lists of employees of HFP and its Subsidiaries as of such dates for purposes of the Code and ERISA. Said lists correctly and accurately set forth the respective hire dates and, as of December 31, 1998, and April 16, 1999, respectively, salaries of the employees of HFP and its Subsidiaries listed thereon. Except as disclosed in
Section 3.23 of the HFP Schedule or as would not have, individually or in the aggregate, a HFP Material Adverse Effect, there are no controversies pending or, to the Knowledge of HFP, threatened, between HFP or any of its Subsidiaries and any of their respective current or former employees. Neither HFP nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by HFP or any of its Subsidiaries as an exclusive bargaining representative for employees of HFP or any of its Subsidiaries. There is no current union representation question involving employees of HFP or any of its Subsidiaries, nor does HFP have Knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as would not have, individually or in the aggregate, a HFP Material Adverse Effect ,there is
(i) no unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against HFP or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to HFP's Knowledge, threatened, (ii) no strike, picketing or work stoppage by, or any lockout of, employees of HFP or any of its Subsidiaries pending, or to HFP's Knowledge, threatened, against or involving HFP or any of its Subsidiaries, and (iii) no active arbitration involving HFP or any of its Subsidiaries regarding the employer's right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations. Except as disclosed in
Section 3.23 of the HFP Schedule, there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of HFP, threatened, relating to labor matters in respect of which any director, officer, employee or agent of HFP or any of its Subsidiaries is or may be entitled to claim indemnification from HFP or a Subsidiary pursuant to their respective charters or bylaws or under any indemnification agreements.

    Section 3.24.    Environmental Liability.
                     -----------------------
          (a) HFP and each of its Subsidiaries are in material compliance with all Environmental Laws (as hereinafter defined) and neither HFP nor any of its Subsidiaries has received any written or, to HFP's Knowledge, oral, communication from any person or Governmental Entity that alleges that HFP or any of its Subsidiaries is not in compliance with Environmental Laws. HFP has no Knowledge of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued material compliance on the part of HFP or any of the Subsidiaries with Environmental Laws.

          (b) HFP and each of its Subsidiaries have obtained or applied for all material environmental permits necessary for the construction of their facilities or the conduct of their operations, and all such environmental permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and HFP and its Subsidiaries are in material compliance with all terms and conditions of such environmental permits. HFP has no Knowledge of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued compliance on the part of HFP or any of the Subsidiaries with the environmental permits. HFP has no Knowledge of matters or conditions that would preclude reissuance or transfer of any environmental permit, including amendment of such instrument, to Heller or one of its Subsidiaries where such action is necessary to maintain compliance with Environmental Laws in all material respects.

          (c) HFP has no Knowledge of any current Environmental Law or environmental permit imposing any future requirement which could reasonably be expected to result in the accrual of a material cost.

          (d) Except as would not have, individually or in the aggregate, a HFP Material Adverse Effect, there is no Environmental Claim (as hereinafter defined) pending or, to the Knowledge of HFP, threatened (i) against HFP or any of its Subsidiaries, (ii) against any person or entity whose liability for any Environmental Claim HFP or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which HFP or any of its Subsidiaries owns, leases or manages, in whole or in part.

          (e) HFP has no Knowledge of any Release (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claim against HFP or any of its Subsidiaries, against any person or entity whose liability for any Environmental Claim HFP or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, against any person or entity that has executed a guarantee in favor of HFP or in which HFP has an equity interest or affecting any assets that are pledged as collateral to HFP.

          (f) HFP has no Knowledge, with respect to any predecessor of HFP or any of its Subsidiaries, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against HFP or any of its Subsidiaries.

          (g) HFP has disclosed to Heller all facts which HFP reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting HFP and the Subsidiaries.

          (h) Neither HFP nor any of its Subsidiaries, nor, to the Knowledge of HFP, any owner of premises leased or operated by HFP or any of its Subsidiaries has received any notice with respect to such premises under federal, state, local or foreign law indicating past or present treatment, storage or disposal of Hazardous Materials or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycling or disposal of any waste regulated under the Environmental Laws including radioactive materials or the nuclear power industry.

          (i) None of the properties owned, leased or operated by HFP, any of its Subsidiaries or, to the Knowledge of HFP, any predecessor thereof (i) is now or was in the past, listed on the National Priorities list of Superfund Sites, the CERCLIS Information System, or any other comparable state or local environmental database or (ii) contains any above ground or underground storage tanks.

          (j) The Merger will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

          (k)  As used in this Section 3.24:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any federal, state, local or foreign Governmental Entity having jurisdiction over HFP or any of its Subsidiaries) alleging potential liability of HFP or its Subsidiaries (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by HFP or any of its Subsidiaries (including but not limited to obligations to clean up contamination resulting from leaking underground storage tanks); or (B) circumstances forming the basis of any violation or alleged violation by HFP or any of its Subsidiaries of any Environmental Law or any environmental permit; or (C) any and all claims by any third party against HFP or any of its Subsidiaries seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "Environmental Law" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to (A) pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Release of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and (B) ownership or operation of facilities.

          (iii) "Hazardous Materials" means (A) any petroleum or any by products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, any form of natural gas, explosives, and polychlorinated biphenyls; (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous substances", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "pollutants", "contaminants", or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, by-products or other materials, regulated or forming the basis of liability under any Environmental Law in a jurisdiction in which HFP or any of its Subsidiaries operates or with the potential to cause harm to human health or the environment.

          (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

    Section 3.25.    No Default.     Except as set forth in Section 3.25 of the
                     ----------
HFP Schedule, neither HFP nor any of its Subsidiaries is in breach, default or violation (and no event has occurred through the action or inaction of HFP or any of its Subsidiaries which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) the HFP Charter, HFP Bylaws or the charter and bylaws of the Subsidiaries, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (including, without limitation, any Contract or Financing Document) to which HFP or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (iii) any order, writ, injunction or decree applicable to HFP or any of its Subsidiaries or any of their respective properties or assets, or (iv) any law, statute, rule or regulation applicable to HFP or any of its Subsidiaries or any of their respective properties or assets except, with respect to clauses (ii) through (iv), as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

    Section 3.26.    Intellectual Property.     HFP and each of its Subsidiaries
                     ---------------------
owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (including, without limitation, the receivables tracking system used in monitoring Financing Transactions and software used in the business of Health Charge Corporation), and tangible or intangible proprietary information or materials that are used in HFP's or any of its Subsidiaries' business as currently conducted, and to the Knowledge of HFP all patents, trademarks, trade names, service marks and copyrights held by HFP and its Subsidiaries are valid and subsisting.

    Section 3.27.    Regulatory Matters.
                     ------------------
          (a) Except as disclosed in Section 3.27 of the HFP Schedule or as would not have, individually or in the aggregate, a HFP Material Adverse Effect, there are no proceedings or investigations pending or, to HFP's Knowledge, threatened, by or before any domestic or foreign court, administrative, governmental, quasi-governmental or regulatory body against or affecting HFP, and of its Subsidiaries or, to the Knowledge of HFP, Health Charge Corporation nor has HFP or any of its Subsidiaries received written notice or inquiry from any such body, indicating that any such proceeding or investigation is being considered or that it may become the object of consideration.

          (b) Except as disclosed in Section 3.27 of the HFP Schedule or as would not have, individually or in the aggregate, a HFP Material Adverse Effect, none of HFP, any of its Subsidiaries or, to HFP's Knowledge, Health Charge Corporation has any outstanding regulatory commitments to or is the subject of any order or directive by any domestic or foreign court, administrative, governmental, quasi-governmental or regulatory body, government official, or similar organization.

          (c) As of the date hereof and to the Knowledge of HFP, there are no proposed or pending changes in any laws or regulations related to the businesses in which HFP and its Subsidiaries are engaged which, if adopted, would have, individually or in the aggregate, a HFP Material Adverse Effect.

    Section 3.28.    Registration Statement; Proxy Statement/Prospectus.     The
                     --------------------------------------------------
information supplied or to be supplied by HFP for inclusion in the Registration Statement does not and will not contain, at the time the information is supplied and when the Registration Statement is declared effective by the SEC or at the time any amendment thereto becomes effective, any untrue statement of a material fact nor does or will it omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by HFP for inclusion in the Proxy Statement to be sent to the shareholders of HFP in connection with the special meeting of HFP's shareholders to consider this Agreement and the Merger (the "Stockholders Meeting") does not and will not, at the time the Proxy Statement or any amendment or supplement thereto is mailed to shareholders, at the time of the Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading; provided, however, that no representation or warranty is made by HFP with respect to information related to, or supplied by, Heller, of any of its affiliates or advisors. If at any time prior to the Effective Time any event relating to HFP or any of its affiliates which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement should be discovered by HFP, HFP shall promptly inform Heller. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934.

    Section 3.29.    Board Action; Vote Required.    The HFP Board has
                     ---------------------------
determined that the transactions contemplated by this Agreement are in the best interests of HFP and its stockholders and has approved such transactions and resolved to recommend to such stockholders that they vote in favor thereof and such approval constitutes approval of the transactions contemplated by this Agreement by the HFP Board under the provisions of Section 203 of the DGCL and
Article V of the HFP Charter such that Section 203 of the DGCL and Article V of the HFP Charter do not apply to this Agreement or the Option Agreement or the transactions contemplated hereby or thereby. No other "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation as in effect on the date hereof or any antitakeover provision in the HFP Charter or HFP Bylaws is applicable to HFP, the shares of HFP Common Stock, the Merger or the other transactions contemplated by this Agreement or the Option Agreement.

    Section 3.30.    Year 2000.     HFP and each of its Subsidiaries has taken
                     ---------
steps described in Section 3.30 of the HFP Schedule that are reasonably designed to identify and analyze both internally developed and acquired software which is material to its operations and utilizes date embedded codes that may experience operations problems when or before the year 2000 is reached and, where problems have arisen, HFP and its Subsidiaries have made, or have coordinated with customers, suppliers, financial institutions and others with which it has business relationships that are material to HFP's business to make, all necessary modifications to the identified software to make such software Year 2000 Compliant (as defined herein). To HFP's Knowledge, there is as of the date hereof no fact that would reasonably be expected to render HFP unable to resolve any such software problems on the timetable described in Section 3.30 of the HFP Schedule (and in any event on a timely basis in order to be resolved before the year 2000). Except as disclosed in HFP's SEC Reports, HFP and its Subsidiaries have not incurred, and do not expect to incur, significant operating expenses to be Year 2000 Compliant, and their business operations have not been disrupted and, to HFP's Knowledge, its customers have not experienced any material interruption of service as a result of making such software Year 2000 Compliant except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. "Year 2000 Compliant" means, with respect to HFP's and each of its Subsidiaries' information technology, the information technology designed to be used prior to, during and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000 and leap-year calculations, and will not materially malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the Information Technology being acquired, properly exchanges date/time data with it (and the term "Year 2000 Compliance" shall have a correlative meaning). "Information Technology," means computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized, or software system(s) that are used or relied on by HFP or any of its Subsidiaries in the conduct of their business.

    Section 3.31.    Affiliates.   Except for the persons listed in Section 3.31
                     ----------
of the HFP Schedule, there are no persons who, to the Knowledge of HFP, may be deemed to be affiliates of HFP under Rule 145 under the Securities Act.

    Section 3.32.    Opinion of Financial Advisor.     HFP has received the
                     ----------------------------
opinion of Goldman Sachs & Co. ("Goldman Sachs"), as of the date hereof, to the effect that, as of such date, the Per Share Consideration Value is fair from a financial point of view to the holders of HFP Common Stock and a copy of such opinion has been made available to Heller.

    Section 3.33.    Brokers and Finders.     Section 3.33 of the HFP Schedule
                     -------------------
lists all those financial advisors employed or retained by HFP and the amounts that are due such persons in connection with this Agreement and the transactions contemplated hereby. Neither HFP nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that HFP has employed those financial advisors listed in Section 3.33 of the HFP Schedule.

    Section 3.34.    Investment Company Act.     HFP is not an "Investment
                     ----------------------
Company" within the meaning of the Investment Company Act of 1940.

    Section 3.35.    HealthCare Financial Partners REIT.     (a) HFP and
                     ----------------------------------
HealthCare Financial Partners REIT, Inc. ("HFP REIT") have terminated the Management Agreement, dated as of May 5, 1998, between HFP REIT and HCFP REIT Origination, Inc. (the "Manager"). All amounts payable to HFP as a result of termination of the Management Agreement have been fully paid. HFP has no outstanding liability to HFP REIT or any other party (including the Manager) in connection with termination of the Management Agreement. The Origination Agreement, dated as of December 11, 1998, between HFP and HFP REIT (the "Origination Agreement"), is in full force and effect, and neither HFP, nor to the Knowledge of HFP, HFP REIT has violated any provision of the Origination Agreement, or committed or failed to perform any act that with notice, lapse of time or both, would constitute a default thereunder. Except as set forth in
Section 3.35 of the HFP Schedule, neither HFP nor any of its Subsidiaries is subject to any restrictions or limitations on its business operations (including the types of assets in which it may invest and the types of loans it may extend) under the Origination Agreement.

          (b) To the Knowledge of HFP, HFP REIT is duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and property used in connection therewith.

          (c) To the Knowledge of HFP, all issued and outstanding shares of capital stock or other equity instruments of HFP REIT have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

          (d) Section 3.35 of the HFP Schedule sets forth a list of (a) all contracts, arrangements, agreements or understandings between or among directors, officers and employees of HFP and its Subsidiaries, on the one hand, and HFP REIT on the other hand, and (b) all other contracts, arrangements, agreements or understandings that would be required to be described pursuant to
Item 404 of Regulation S-K of the Securities Act of 1993, as amended, except for those contracts, arrangements, agreements or understandings disclosed in HFP's 1998 10-K.

    Section 3.36.    Tax and Regulatory Matters.     Neither HFP nor any of its
                     --------------------------
Subsidiaries has taken or agreed to take any action nor has HFP any Knowledge of any fact or circumstance that would (i) prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 7.1(b) or the consummation of the transactions contemplated by this Agreement.



                                   ARTICLE IV
                                   ----------

            REPRESENTATIONS AND WARRANTIES OF HELLER AND MERGER CO.




    Section 4.1.    [Reserved]

    Section 4.2.    Heller Material Adverse Effect.   As used in this Agreement,
                    ------------------------------
"Heller Material Adverse Effect" shall mean, with respect to Heller, any change or effect that (x) is, or is reasonably likely to be, materially adverse to the business, results of operations, or financial condition of Heller and its Subsidiaries, taken as a whole or (y) would, or is reasonably likely to, materially impair the ability of Heller to perform its obligations under this Agreement or otherwise materially threaten or impede the consummation of the Merger and the other transactions contemplated by this Agreement, in either case other than any change, event or occurrence (to the extent that they do not, in any case, disproportionately affect Heller) relating to (i) the United States or global economic or industry conditions generally, (ii) the United States or global securities markets in general, (iii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iv) changes in legal or regulatory conditions that affect generally the businesses in which Heller and its Subsidiaries are engaged, (v) the general level of interest rates, or (vi) financial institutions or the credit market generally.

    Section 4.3.    Representations and Warranties of Heller and Merger Co.
                    ------------------------------------------------------
Heller and Merger Co. represent and warrant to HFP as of the date of this Agreement and as of the Closing Date as set forth in Sections 4.4 through 4.17, inclusive.

    Section 4.4.    Organization and Powers.     Heller is a corporation duly
                    -----------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Heller and the Merger Co. has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith, except when any failure to be so qualified or in good standing would not, individually or in the aggregate, have a Heller Material Adverse Effect.

    Section 4.5.    Authority; Binding Effect.     Each of Heller and Merger Co.
                    -------------------------
has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of each of Heller and Merger Co. by applicable law (but subject to Section 4.7 hereof), each of their respective charter document(s) or otherwise (other than approval by Heller's Board of Directors) to authorize (i) the approval, execution and delivery on their behalf of this Agreement and (ii) their performance of their obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement constitutes a valid and binding agreement of each of Heller and Merger Co., enforceable against each of Heller and Merger Co. in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity and commercial reasonableness. Heller reasonably anticipates that this Agreement and the transactions contemplated hereby will be approved by its Board of Directors on or before April 22, 1999.

    Section 4.6.    No Conflict; Approvals.   The execution and delivery of this
                    ----------------------
Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with Heller's or Merger Co.'s charter or bylaws, or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any contract to which Heller or any subsidiary is a party or by which it is bound, or (iii) conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to Heller or any of its Subsidiaries or any of their properties or assets except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Heller Material Adverse Effect.

    Section 4.7.    Governmental Consents and Approvals. Neither the execution
                    ------------------------------------
and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any Governmental Entity, except
(i) the filing of the Registration Statement with the SEC in accordance with the Securities Act and the entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (ii) the filing of a registration statement with the SEC in an appropriate form with respect to the shares of Heller Common Stock subject to options to acquire Heller Common Stock pursuant to the exercise of options assumed by Heller under Section 1.6 hereof, (iii) notification pursuant to, and expiration or termination of the waiting period under the HSR Act, (iv) the filing of a supplemental listing application with, and approval for listing of all shares of Heller Common Stock to be issued in the Merger and upon the exercise of options assumed by Heller under Section 1.6 of this Agreement by, the NYSE, (v) all requisite regulatory approvals under the Federal Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act") and (vi) the filing and recording of the Certificate of Merger in accordance with the DGCL.

    Section 4.8.    Capital Stock.
                    -------------
          (a) Heller has authorized capital stock consisting of (i) 800,000,000 shares of Heller Common Stock, of which 500,000,000 are designated Class A Common Stock and 300,000,000 shares are designated Class B Common Stock, and
(ii) 52,000,000 shares of pre-
ferred stock of which 2,000,000 shares, no par value per share, are designated Preferred Stock (the "Junior Preferred Stock") and (ii) 50,000,000 shares, $.01 par value per share, are designated Senior Preferred Stock (the "Senior Preferred Stock" and together with the Junior Preferred Stock, the "Heller Preferred Stock"). As of March 1, 1999: (i) 39,009,606 shares of Heller Common Stock were issued and outstanding, (ii) 12,500 shares of Heller Common Stock were held as treasury shares and 7,750,000 shares of Heller Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Heller Common Stock and Heller Preferred Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable Federal and state securities laws. No shares of capital stock issued by Heller are or were, at the time of their issuance, subject to preemptive rights. The shares of Heller Common Stock to be issued to HFP Stockholders in the Merger, when delivered in accordance with the terms of this Agreement, will be valid and legally issued shares of Heller capital stock, fully paid and nonassessable.

          (b) The authorized capital stock of Merger Co. consists of 1,000 shares of common stock, of which 1,000 shares are outstanding. All of the issued and outstanding shares of Merger Co. are owned beneficially, and of record by Heller. Merger Co. does not have any subsidiaries or material investments of any kind in any entity. Merger Co. has not engaged in any business activity other than, and has conducted its operations only as, contemplated hereby.

    Section 4.9.    Registration Statement; Proxy Statement/Prospectus.     The
                    --------------------------------------------------
information supplied or to be supplied by Heller for inclusion in the Registration Statement shall not contain, at the time the Registration Statement is declared effective by the SEC or at the time any amendment thereto becomes effective, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by Heller for inclusion in the Proxy Statement or any amendment or supplement thereto shall not, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to HFP Stockholders, at the time of the Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading; provided, however, that no representation or warranty is made by Heller with respect to information related to, or supplied by, HFP, its affiliates or advisors. If at any time prior to the Effective Time any event relating to Heller or any of its affiliates which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement should be discovered by Heller, Heller shall promptly inform HFP.

    Section 4.10.    SEC Reports.   Heller has filed all required forms, reports
                     -----------
and documents with the SEC since January 1, 1997 (collectively, "Heller's SEC Reports"), including without limitation Heller's Annual Report on Form 10-K for the year ended December 31, 1998. Heller's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of Heller's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Section 4.11.    Financial Statements.    Heller has delivered to HFP true
                     --------------------
and complete copies of consolidated balance sheets of Heller and its subsidiaries at December 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, together with the notes thereto, audited by Arthur Andersen LLP ("Arthur Andersen"). Such balance sheets, including the related notes, fairly present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Heller and its Subsidiaries at the dates indicated and such consolidated statements of income, changes in stockholders' equity and cash flows fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of Heller and its Subsidiaries for the periods indicated. The audited consolidated balance sheet of Heller and its subsidiaries at December 31, 1998 described above is referred to herein as the "Heller 1998 Balance Sheet."

    Section 4.12.    Absence of Certain Changes.  Since December 31, 1998,
                     --------------------------
Heller and its Subsidiaries have not been subject to any events or conditions of any character that would have a Heller Material Adverse Effect or impair the ability of Heller to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

    Section 4.13.    Absence of Litigation; Claims.     There are no claims,
                     -----------------------------
actions, suits, proceedings or investigations pending or, to the Knowledge of Heller, threatened against Heller or any of its Subsidiaries, or any properties or rights of Heller or any of its Subsidiaries, before any Governmental Entity or arbitrator which would impair the ability of Heller to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Heller or any of its Subsidiaries having or which, insofar as reasonably can be foreseen, in the future would have such effect. The term "Knowledge" with respect to Heller means the actual Knowledge of any executive officer of Heller.

    Section 4.14.    Compliance with Law.     Except as would not have,
                     -------------------
individually or in the aggregate, a Heller Material Adverse Effect, Heller and each of its Subsidiaries is in compliance with all applicable Laws.

    Section 4.15.    Brokers and Finders.     Neither Heller nor any of its
                     -------------------
respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

    Section 4.16.    Accounting, Tax and Regulatory Matters.      Neither Heller
                     --------------------------------------
nor any of its Subsidiaries has taken or agreed to take any action or has any Knowledge of any fact or circumstance that would (i) prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any approval re-ferred to in Section 7.1(b) or the consummation of the transactions contemplated by this Agreement.

    Section 4.17.    Financing.      Heller has no reason to believe that at the
                     ---------
Effective Time it will not have available all the funds necessary to perform its obligations under this Agreement, including consummating the transactions contemplated by this Agreement on the terms contemplated hereby and the payment of all fees and expenses relating to such transactions.

                                   ARTICLE V
                                   ---------

                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME



    Section 5.1.    Conduct of Businesses Prior to the Effective Time.
                    -------------------------------------------------
Except as provided for in Section 5.2 of this Agreement, during the period from the date of this Agreement to the Effective Time, each of Heller and HFP shall, and shall cause each of their respective Subsidiaries to, (i) conduct its business according to the ordinary and usual course consistent with past practices, (ii) use its reasonable best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and (iii) take no action which would adversely affect or delay the ability of either HFP or Heller to obtain any necessary approvals of Regulatory Authorities (as defined in Section 5.2) required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby.

    Section 5.2.    Forbearances.     Except as set forth in this Section 5.2 or
                    ------------
in Section 5.2 of the HFP Schedule, or as otherwise expressly contemplated or permitted by this Agreement or the Option Agreement, during the period from the date of this Agreement to the Effective Time, HFP shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Heller (which consent shall not be unreasonably withheld):

          (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a wholly-owned Subsidiary of HFP to HFP or another wholly-owned Subsidiary of HFP);

          (b) enter into or amend any collective bargaining agreement or employment, severance or similar agreement or arrangement with any director or officer or employee or modify any of the HFP Benefit Plans or institute any new HFP Benefit Plans or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation or bonuses to employees consistent with past practice and timing or (ii) as required by law or contract;

          (c) authorize, recommend, propose, or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination, any acquisition or disposition of a business that would be material to HFP or a material amount of assets, including loan servicing rights, loans or securities as well as any release or relinquishment of any material contract rights provided, however, that the foregoing shall not prohibit internal reorganizations or consolidations involving existing Subsidiaries;

          (d) other than for transactions in the ordinary course of business consistent with past practice, enter into any material contract or agreement, or modify any Contract or Financing Document in a manner adverse to HFP or any its Subsidiaries;

          (e) sell, transfer, convey, assign, mortgage or pledge any of its properties or assets involving amounts in excess of $100,000, except in the ordinary course of business consistent with past practice;

          (f) settle any material claim, action or proceeding against HFP or any of its Subsidiaries involving money damages in excess of $100,000, except in the ordinary course of business consistent with past practice;

          (g) initiate any litigation or arbitration proceeding, except in the ordinary course of business;

          (h) propose or adopt any amendments to the HFP Charter or HFP Bylaws, or the charter or bylaws of any Subsidiary;

          (i) issue, sell, grant, confer or award any of its capital securities or any debt securities having the right to vote on matters on which stockholders may vote, or rights to acquire such securities, or purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its capital securities, whether pursuant to the terms of such capital securities or otherwise (except for (i) shares of HFP Common Stock issued upon exercise of options outstanding on the date of this Agreement or issued in accordance with this paragraph (i), (ii) pursuant to the Option Agreement, (iii) any transactions between HFP and a Subsidiary, (iv) in accordance with the HFP Stock Plans consistent with past practice, or (v) as grants of options to purchase HFP Common Stock to new employees, consistent with past hiring practices, provided that the number of shares subject to such options shall not exceed 20,000 for any individual or 100,000 in the aggregate) or effect any stock split or adjust, combine, reclassify or otherwise change its equity capitalization as it exists on the date of this Agreement;

          (j) other than for transactions in the ordinary course of business and transactions with HFP REIT on arms-length terms, pay, loan or advance (other than the payment of compensation) any amount to, or sell or transfer any properties or assets to, or enter into any agreement or arrangement with any officer, director or any affiliate or any employee or consultant;

          (k) except as permitted by Section 6.13 hereof, directly or indirectly initiate, solicit, encourage or otherwise facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal or offer with respect to a tender offer, merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of a significant portion of the assets or voting securities of, HFP and its Subsidiaries;

          (l) take any action that would (i) adversely affect, impede or delay in any material respect the consummation of the transactions contemplated by this Agreement and the Option Agreement or the ability of Heller or HFP to obtain any approval of any Federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority (each a "Regulatory Authority" and collectively, "Regulatory Authorities") required for the transactions contemplated by this Agreement and the Option Agreement or to perform its covenants and agreements under this Agreement and the Option Agreement, or (ii) prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code;

          (m) other than indebtedness of up to $1,000,000 and use of credit available under existing lines of credit (as set forth in Section 3.14 of the HFP Schedule), incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of HFP or any of its wholly-owned Subsidiaries to HFP or any of its wholly-owned Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

          (n) except in the ordinary course of business through the exercise of remedies available under applicable Financing Documents and upon consultation with Heller, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or enter into or acquire any interest in any Joint Venture;

          (o) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

          (p) other than in the ordinary course of business, consistent with past practice, modify its credit criteria and practices in any material respect;

          (q) fail to use commercially reasonable efforts to maintain any license required for the conduct of its business;

          (r) fail to use commercially reasonable efforts to continue to collect its accounts receivable and loan payments consistent with past practices;

          (s) make any commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $250,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

          (t) settle or compromise any material liability for Taxes, or file any material Tax Return;

          (u) take or omit to take any action that is reasonably likely to result in a breach of any contract, commitment or obligation if the result would, individually or in the aggregate, have a HFP Material Adverse Effect;

          (v) acquire, or agree to acquire, in a single transaction or in a series of related transactions, any business or assets (other than materials and supplies purchased in the ordinary course, consistent with past practice or in connection with a foreclosure); or

          (w) agree in writing or otherwise to take any of the foregoing actions.


                                   ARTICLE VI
                                   ----------

                             ADDITIONAL AGREEMENTS



    Section 6.1.    Access and Information.     Subject to the confidentiality
                    ----------------------
agreement between the parties dated December 23, 1998 (the "Confidentiality Agreement") and upon reasonable notice and subject to applicable laws relating to the exchange of information, HFP and its Subsidiaries shall afford to Heller and to Heller's accountants, counsel and other representatives, access during normal business hours, during the period prior to the Effective Time, to all of their respective employees, properties, books, contracts, commitments and records and, during such period, shall furnish reasonably promptly to Heller (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities and other laws (other than any such documents which such party is not permitted to disclose under applicable laws), (ii) all other existing or regularly produced information concerning its business, properties and personnel and (iii) such other information as Heller may reasonably request. Neither HFP nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would, in the opinion of counsel to HFP, violate the rights of HFP's clients, jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

    Section 6.2.    Registration Statement; Regulatory Matters.
                    --------------------------------------------
          (a) The parties and their respective counsel shall prepare and file with the SEC as soon as is reasonably practicable preliminary proxy materials of HFP under the Exchange Act with respect to the Merger and a preliminary prospectus of Heller with respect to the Heller Common Stock to be issued in the Merger, and will thereafter use their respective best efforts to respond to any comments of the SEC with respect thereto and to cause the Registration Statement to become effective and the Proxy Statement and proxy to be mailed to HFP's stockholders as promptly as practicable. Subject to Section 6.13, the Proxy Statement shall include the unqualified recommendation of the HFP Board that the HFP Stockholders vote in favor of the approval and adoption of this Agreement and the transactions contemplated by this Agreement. Heller shall apply to the NYSE to list the shares of Heller Common Stock to be issued in connection with the transactions contemplated by this Agreement as soon as reasonably practicable. Heller shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of the shares of Heller Common Stock to be issued in the

Merger and HFP and Heller shall furnish all information concerning their respective Subsidiaries and the stockholders thereof as may reasonably be requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Regulatory Authorities. Heller and HFP shall, to the extent practicable, consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Heller or HFP, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to the completion of the transactions contemplated herein.

          (c) Heller and HFP shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Heller, HFP or any of their respective Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions contemplated by this Agreement.

          (d) Heller and HFP shall use commercially reasonable efforts to inform each other and their respective counsel of any communication from any Regulatory Authority whose consent or approval is required for the consummation of the transactions contemplated by this Agreement, including any requests by any Regulatory Authority for additional information, or with respect to any filing made with any Regulatory Authority, will consult with such party and their counsel before submitting any response to the Regulatory Authority with respect thereto.

          (e) Heller and HFP shall each use its best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated the date on which the S-4 Registration Statement shall become effective, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

          (f) Notwithstanding anything to the contrary contained herein, none of Heller or any of its Subsidiaries shall be required to share with HFP any information furnished or to be furnished by or on behalf of Heller, as part of or in connection with any application, notice or related correspondence to or received from the Board of Governors of the Federal Reserve System on a confidential basis or concerning or related to or that would effectively disclose any information so furnished or received.

    Section 6.3.    Stockholder Approval.     In accordance with applicable law,
                    --------------------
the rules of the NYSE, the HFP Charter and the HFP Bylaws, HFP shall call the Stockholders Meeting to be held as soon as practicable after the Registration Statement is declared effective for the purpose of voting upon the Merger and to take any other action for HFP Stockholders to authorize the transactions contemplated by this Agreement. In connection therewith, HFP shall prepare the Proxy Statement and the Proxy Statement shall be filed with the SEC and mailed to the HFP Stockholders. The HFP Board shall submit for approval of the HFP Stockholders the matters to be voted upon in order to authorize the Merger. Subject to Section 6.13 hereof, the HFP Board shall use its reasonable best efforts to obtain any vote of the HFP Stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby.

    Section 6.4.    Current Information.     During the period from the date of
                    -------------------
this Agreement to the Effective Time, HFP shall promptly furnish Heller with copies of all monthly and quarterly financial statements and all monthly and quarterly management reports showing, among other things, portfolio changes, including, but not limited to, the unaudited consolidated balance sheet of HFP and its Subsidiaries at March 31, 1999 and the related consolidated statement of income, equity and cash flow for the period ended March 31, 1999 as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Heller. HFP shall promptly notify Heller of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or, to HFP's Knowledge, the threat of material litigation involving HFP, and shall keep Heller fully informed of such events.

    Section 6.5.    Agreements of Affiliates.
                    ------------------------
          (a) Set forth in Section 3.31 of the HFP Schedule are the names of each person that, to the Knowledge of HFP, is or is reasonably likely to be, as of the date of the Effective Time, deemed to be an "affiliate" of HFP (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act.

          (b) HFP shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of HFP to execute and deliver to HFP and Heller on or before the date of the Stockholders Meeting an agreement to comply with Rule 145 under the Securities Act. Such agreements shall be substantially in the form set forth in Exhibit C hereto.

          (c) Heller shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Heller Common Stock by such affiliates received in the Merger and the certificates representing Heller Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

    Section 6.6.    Expenses.     Each party hereto shall bear its own expenses
                    --------
incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided that the registration fee with respect to the Registration Statement and expenses related to the printing and mailing of the Proxy Statement and the Registration Statement and all SEC filing fees relating the Registration Statement shall be shared equally by Heller and HFP.

    Section 6.7.    Miscellaneous Agreements and Consents.     Subject to the
                    -------------------------------------
terms and conditions herein provided, each of the parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its reasonable best efforts to obtain consents of all third parties necessary or, as agreed by the parties, desirable for the consummation of the transactions contemplated by this Agreement.

    Section 6.8.    Employee Matters.    (a)  From and after the Effective Time,
                    ----------------
the employee benefit plans and programs to be provided to employees of HFP as of the Effective Time ("HFP Employees") shall be the benefit plans and programs provided to similarly situated employees of Heller. For purposes of all employee benefit plans, programs or arrangements maintained, sponsored or contributed to by Heller or its affiliates, in which HFP Employees shall be eligible to participate, Heller shall cause each such plan, program or arrangement to treat the prior service of each HFP Employee with HFP or its affiliates as service rendered to Heller or its affiliates for purposes of eligibility, vesting and benefits accruals (but not for purposes of benefit accruals under any defined benefit pension plan). From and after the Effective Time, Heller shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Heller or its affiliates to be waived with respect to HFP Employees and their eligible dependents and (ii) give each HFP Employee credit for the plan year in which the Effective Time (or the transition from HFP Benefit Plans to the Plans of Heller or its affiliates) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or such other transition date). From and after the Effective Time, Heller shall, or shall cause the Surviving Corporation, to honor, pursuant to the terms of the HFP Benefit Plans, all accrued or vested benefit obligations to current and former employees of HFP or its affiliates under the HFP Benefit Plans. From and after the Effective Time, Heller will or will cause the Surviving Corporation to retain those existing employees reasonably required by management of HFP for the conduct of the business of the Surviving Corporation after the Effective Time. Notwithstanding anything contained in this Agreement to the contrary, Heller or the Surviving Corporation, as the case may be, shall take or cause to be taken all actions necessary to effectuate the items set forth in Schedule A of the HFP Schedule.

    Section 6.9.    D&O Indemnification.
                    -------------------
          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of HFP or any of its Subsidiaries (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of HFP or any of its Subsidiaries or (ii) this Agreement, the Option Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Surviving Corporation shall, and Heller shall cause the Surviving Corporation to, indemnify and hold harmless, as and to the extent presently provided in the HFP Charter, the HFP Bylaws and the indemnification agreements entered into by HFP as of the date hereof, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claims, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time); and Heller, after consultation with an Indemnified Party, shall retain counsel and direct the defense thereof, provided, however, that by virtue of the obligations herein set forth, (A) neither Heller nor the Surviving Corporation shall be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by any Indemnified Party in connection with the defense thereof, except that if Heller fails or elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Heller and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them and Heller after consultation with Heller, and Heller shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, (B) Heller shall be obligated pursuant to this paragraph to pay for only one firm of counsel (in addition to a single firm of local counsel in each applicable jurisdiction) for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel and after consultation with Heller, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Heller shall be obligated to pay for such separate counsel reasonably satisfactory to the Indemnified Parties, (C) neither Heller nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) neither Heller nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Heller shall, to the fullest extent permitted by law, advance expenses to such Indemnified Parties prior to final disposition of any claim, suit, proceeding, or investigation upon receipt of an undertaking to repay any such advances of fees and expenses if such person is ultimately found not to be entitled to indemnification therefor. Any Indemnified Party wishing to claim Indemnification under this Section 6.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Heller thereof, in writing, provided that the failure to so notify shall not affect the obligations of Heller under this Section 6.9 except to the extent such failure to notify materially prejudices Heller. Heller's obligations under this Section 6.9 shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

          (b) From and after the Effective Time, Heller or the Surviving Corporation shall cause the individuals serving as officers and directors of HFP, its Subsidiaries or any entity specified in Section 3.5 of the HFP Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by a directors' and officers' liability insurance policy maintained or purchased by Heller (provided that Heller may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than either of such policies) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Heller be required to expend more than 250% of the current amount expended by HFP (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if Heller is unable to maintain or obtain the insurance called for in this Section 6.9(b), Heller shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

          (c) In the event Heller or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Heller assume the obligations set forth in this section.

          (d) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    Section 6.10.    Press Releases.     HFP and Heller shall consult with each
                     --------------
other before issuing any press release or otherwise making any public statements with any news media with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange, including the NYSE, if it has used its commercially reasonable efforts to consult wit the other party and to obtain such party's consent but has been unable to do so in a timely manner; provided further, that nothing contained herein shall prevent any party from promptly making all filings with Regulatory Authorities and all disclosure as may in its good faith judgment, but required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (in which case this disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure or filing prior to making the disclosure or filing). In this regard, the parties shall make a joint public announcement of the proposed Merger and the transactions contemplated by this Agreement immediately upon the signing of this Agreement.

    Section 6.11.    Insurance.    Each of Heller and HFP shall, and shall cause
                     ---------
its respective Subsidiaries to, use its reasonably best efforts to maintain its existing insurance.

    Section 6.12.    Additional Actions.     In case at any time after the
                     ------------------
Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, as the case may be, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such action as may be reasonably necessary.

    Section 6.13.    No Solicitation.     HFP will not, and will not permit or
                     ---------------
cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct and cause its and its Subsidiaries' employees, agents and representatives (including any advisor, investment banker, attorney or accountant retained by it or any of its Subsidiaries) ("Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing non-public information), any inquiries or the making of any proposal or offer with respect to a tender offer, merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of any substantial assets or voting securities of, HFP and its Subsidiaries taken as a whole (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal")). HFP will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct and cause its and its Subsidiaries' employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that prior to the approval of the Merger by the HFP Stockholders HFP may, and may authorize and permit its employees, agents and Representatives to, furnish or cause to be furnished confidential information and may participate in unsolicited negotiations and discussions if the HFP Board (a) determines in good faith (after consultation with and based upon the advice of outside legal counsel) that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law, and (b) determines in good faith, after consultation with its financial advisor, that such Acquisition Proposal is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to HFP's shareholders from a financial point of view than the transaction contemplated by this Agreement, but only if (i) prior to furnishing such information to, or entering into discussions or negotiations with such person or entity, HFP receives from such person or entity an executed confidentiality agreement in substantially the same form as the Confidentiality Agreement and
(ii) HFP is not then in breach of its obligations under this Section such that Heller would have the right to terminate the Merger Agreement pursuant to
Section 8.1(b) hereof. HFP will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. HFP will notify Heller immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its officers, directors or its Representatives indicating, in connection with such no-tice, the name of such person and the material terms and conditions of any proposals or offers. During the period from the date of this Agreement through the Effective Time, HFP shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party.

    Section 6.14.    Year 2000 Compliance.     As promptly as reasonably
                     --------------------
practicable after the date hereof and in any event before the Effective Time, HFP shall furnish Heller written evidence that HFP and its Subsidiaries are Year 2000 Compliant, describing in detail reasonably satisfactory to Heller the testing and remedial process undertaken to determine that HFP and its Subsidiaries are Year 2000 Compliant.

    Section 6.15.    Continuation of Management.    HFP agrees to cause (other
                     --------------------------
than terminations for cause or as a result of such individual's death or disability) Mr. John K. Delaney, Mr. Ethan D. Leder, and Mr. Edward P. Nordberg, Jr. to remain as directors and officers of HFP at least through the Effective Time.


                                  ARTICLE VII
                                  -----------

                                   CONDITIONS



    Section 7.1.    Conditions to Each Party's Obligation to Effect the Merger.
                    ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite affirmative vote of the holders of HFP Common Stock entitled to vote thereon in accordance with the HFP Charter and applicable law.

          (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from all Regulatory Authorities, and all applicable waiting periods shall have expired under applicable law (other than any such approvals or the expiration of any such waiting periods which the failure to obtain or satisfy, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consummation of the Merger, a HFP Material Adverse Effect or a Heller Material Adverse Effect upon completion of the Merger).

          (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

          (d) None of HFP, Heller nor Merger Co. shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any of the other transactions contemplated by this Agreement. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Regulatory Authority which prohibits, materially restricts or makes illegal the consummation of the Merger.

          (e) Heller shall have received an opinion of Winston & Strawn, and HFP shall have received an opinion of Powell, Goldstein, Frazer & Murphy, LLP, in form and substance reasonably satisfactory to Heller and HFP, respectively, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

          (i) The Merger will constitute a reorganization under Section 368(a) of the Code; HFP, Merger Co. and Heller will each be a party to the reorganization;

          (ii) No gain or loss will be recognized by HFP, Merger Co. or Heller as a result of the Merger; and

          (iii) No gain or loss will be recognized by HFP stockholders who exchange all of their HFP Common Stock solely for Heller Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Heller Common Stock).

          In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of HFP, Merger Co., Heller and others.

          (f) The shares of Heller Common Stock which shall be issued to the holders of HFP Common Stock (and, where applicable, shares subject to options to purchase Heller Common Stock) upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    Section 7.2.    Conditions to Obligations of HFP to Effect the Merger.   The
                    -----------------------------------------------------
obligations of HFP to effect the Merger shall be subject to the fulfillment or waiver by HFP at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Heller set forth in Article IV of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except to the extent such representations and warranties are by their express provisions made as of a specified date or period) and HFP shall have received a certificate of the chairman, president, executive vice president, or senior vice president of Heller, on behalf of Heller, to that effect.

          (b) Performance of Obligations. Heller shall have performed, in all material respects, all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and HFP shall have received a certificate of the chairman, president, executive vice president or senior vice president of Heller, on behalf of Heller, to that effect.

    Section 7.3.    Conditions to Obligations of Heller to Effect the Merger.
                    --------------------------------------------------------
The obligations of Heller to effect the Merger shall be subject to the fulfillment or waiver by Heller at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of HFP set forth in Article III of this Agreement shall be true and correct as of the date of this

Agreement and as of the Closing Date (as though made on and as of the Closing Date except to the extent such representations and warranties are by their express provisions made as of a specific date or period) and Heller shall have received a certificate of the chairman, president, executive vice president, or senior vice president of HFP, on behalf of HFP, to that effect.

          (b) Performance of Obligations. HFP shall have performed, in all material respects, all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Heller shall have received a certificate of the chairman, president, executive vice president, or senior vice president of HFP, on behalf of HFP, to that effect.

          (c) Dissenters. Holders of no more than 5% of the outstanding shares
              ----------
of HFP Common Stock shall have asserted the right to seek relief as a dissenting shareholder under Section 262 and other applicable provisions of the DGCL.

          (d) Board Approval. The Board of Directors of Heller shall have
              --------------
approved and adopted the Agreement and the transactions contemplated hereby.


                                  ARTICLE VIII
                                  ------------

                       TERMINATION, AMENDMENT AND WAIVER



    Section 8.1.    Termination.    This Agreement may be terminated, and the
                    -----------
Merger may be abandoned by:

          (a) Mutual Consent. At any time prior to the Effective Time, by the
              --------------
mutual consent of Heller and HFP in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by Heller or HFP
              ------
(provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if its Board of Directors so determines, in the event of either: (i) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

          (c) Delay. At any time prior to the Effective Time, by Heller or HFP,
              -----
in the event that the Merger is not consummated by September 30, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

          (d) No Approval. By HFP or Heller, in the event (i) the approval of
              -----------
any Regulatory Authority required for consummation of the Merger and the other transactions contemplated by the Merger shall have been denied by final nonappealable action of such Regulatory

Authority; or (ii) the approval of the HFP Stockholders of the Merger and the transactions contemplated hereby is not obtained at the Stockholders Meeting.

          (e) HFP Option. By the Board of Directors of HFP, upon written notice
              ----------
to Heller at any time during the four-day period commencing on the date immediately following the last day of the period during which the Average NYSE Closing Price is to be determined pursuant to Section 2(b)(iii), if the Average NYSE Closing Price shall be less than $20.35; subject, however, to the following provisions.

          If HFP elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Heller; provided, however, that such notice of election to terminate may be withdrawn at any time within the aforementioned four-day period. During the four-day period commencing with its receipt of such notice, Heller shall have the option to elect to increase the Per Share Consideration Value to equal $34.21. If Heller makes such an election within such four-day period, it shall give prompt written notice to HFP of such election and the revised Per Share Consideration Value, whereupon no termination shall have occurred pursuant to this Section 8.1(e) and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Consideration Value shall have been so modified, and any references in this Agreement to "Per Share Consideration Value" shall thereafter be deemed to refer to the Per Share Consideration Value as adjusted pursuant to this Section 8.1(e)).

          If Heller declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the last NYSE trading date prior to the execution and delivery of this Agreement and the date which is the last day in the period with respect to which the Average NYSE Closing Price is determined pursuant to
Section 2.1(a)(iii), the price of Heller Common Stock shall be appropriately adjusted for the purposes of applying this Section 8.1(e).

          (f) Board Approval. By the Board of Directors of HFP, if the Board of
              --------------
Directors of Heller shall not have approved and adopted the Agreement and the transactions contemplated hereby on or before April 26, 1999.

    Section 8.2.    Effect of Termination and Abandonment.     In the event of
                    -------------------------------------
termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.1 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

    Section 8.3.    Amendment.     This Agreement may be amended by the parties
                    ---------
hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement and the transactions contemplated hereby by the HFP Stockholders; provided, however, that after any
                                             --------  -------
such approval no such amendment which under applicable law requires further stockholder approval may be made without such stockholder approval. Notwithstanding the foregoing, this agreement may be terminated in accordance with Section 8.1 after approval by the HFP Stockholders of this Agreement and the transactions contemplated hereby.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of Heller, HFP and Merger Co.

    Section 8.4.    Severability.   Any term, provision, covenant or restriction
                    ------------
contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction or the Board to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

    Section 8.5.    Waiver.  Any term, condition or provision of this Agreement
                    ------
may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.



                                   ARTICLE IX
                                   ----------

                               GENERAL PROVISIONS



    Section 9.1.    Non-Survival of Representations, Warranties and Agreements.
                    ----------------------------------------------------------
No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 9.1, all representations, warranties and agreements in this Agreement of Heller and HFP or in any instrument delivered by Heller or HFP pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument; provided that, in the event of consummation of the Merger, the covenants and agreements contained in or referred to in Sections 6.1, 6.6,
6.8 and 6.9 and those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time shall survive the Effective Time.

    Section 9.2.    Notices.    All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally, (ii) upon confirmation of receipt, if by facsimile transmission, (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                   (i)   if to Heller:

                       Debra H. Snider
                       Heller Financial, Inc.
                       500 West Monroe Street
                       Chicago, Illinois 60661

                       Telecopier: (312) 441-7456

                   Copies to:


                       Terrence R. Brady
                       Winston & Strawn
                       35 West Wacker Drive
                       Chicago, Illinois  60601
                       Telecopier:  (312) 558-5700


                   (ii)  if to HFP:


                       Edward P. Nordberg, Jr.
                       HealthCare Financial Partners, Inc.
                       2 Wisconsin Circle, 4th Floor
                       Chevy Chase, Maryland 20815
                       Telecopier:  (301) 664-9880

                   Copies to:


                       Edward D. Herlihy
                       Wachtell, Lipton, Rosen & Katz
                       51 W. 52nd Street
                       New York, New York  10019
                       Telecopier:  (212) 403-1000

                   and


                       G. William Speer
                       Powell, Goldstein, Frazer & Murphy LLP
                       191 Peachtree Street, N.E.
                       16th Floor
                       Atlanta, Georgia  30303
                       Telecopier:  (404) 572-6999

    Section 9.3.    Interpretation.   When a reference is made in this Agreement
                    --------------
to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require HFP, Heller, Merger Co. or any of their respective Subsidiaries or affiliates to take or fail to take any action, including, without limitation, the disclosure or non-disclosure by either party of any information to its stockholders, which would (or its failure to have been taken would) reasonably be expected to violate any applicable law, legal duty, rule or regulation.

    Section 9.4.    Miscellaneous.   This Agreement (including the Schedules and
                    -------------
other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, other than any confidentiality agreement between the parties hereto, (ii) except with respect to Section 6.9 and the last sentence of Section 6.8 (which shall be for the benefit of and enforceable by the persons listed in Schedule A of the HFP Schedule) is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise, except as contemplated by
Section 6.9, (iv) may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterparts, and (v) shall be governed in all respects by the laws of the State of Delaware, except as otherwise specifically provided herein or required by the DGCL. This Agreement may be delivered by facsimile. Subject to the preceding clause (iii), this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. HFP shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance, which is disclosed in the HFP Schedule and of which breach Heller has Knowledge as of the date hereof, by reason of the failure of HFP to describe such fact, event or circumstance in a particular Section of the HFP Schedule.

    Section 9.5.    Legal Fees and Costs.  If any party hereto institutes any
                    --------------------
action or proceeding, whether before a court or arbitrator, to enforce any provisions of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

          IN WITNESS WHEREOF, Heller, HFP and Merger Co. have caused this Agreement to be signed as of the date first written above.


                              HEALTHCARE FINANCIAL PARTNERS, INC.



                              By:  /s/ John K. Delaney
                                  ----------------------
                                  Name:  John K. Delaney
                                  Title: Chairman and Chief Executive Officer


                              HELLER FINANCIAL, INC.



                              By:   /s/ Robert E. Radway
                                  -----------------------
                                  Name:  Robert E. Radway
                                  Title: Executive Vice President


                              HF5, INC.


                              By:   /s/ Robert E. Radway
                                 ------------------------
                                 Name:   Robert E. Radway
                                 Title: Executive Vice President